UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Hudson Highland Group, Inc.

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HUDSON HIGHLAND GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 26, 2012

To the Stockholders of Hudson Highland Group, Inc.:

We are providing notice that the annual meeting of stockholders of Hudson Highland Group, Inc. will be held on Thursday, April 26, 2012, at 8:00 A.M., local time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 39th Floor, New York, New York 10016, for the following purposes:

1.	To elect two directors to hold office until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve, by advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.	To approve an amendment and restatement of the Hudson Highland Group, Inc. 2009 Incentive Stock and Awards Plan;
4.	To approve an amendment to our Amended and Restated Certificate of Incorporation to change our corporate name to “Hudson Global, Inc.” from “Hudson Highland Group, Inc.;” and
5.	To ratify the appointment of KPMG LLP as independent registered public accounting firm to audit Hudson Highland Group, Inc.’s financial statements for the fiscal year ending December 31, 2012.

We also will consider and act upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on February 27, 2012 will be entitled to vote at the annual meeting and any adjournment or postponement of the meeting.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the meeting, please vote your shares over the Internet or via the toll-free telephone number, as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them, as instructed in the Notice of Internet Availability of Proxy Materials.

For directions to the annual meeting please write Latham Williams, Corporate Secretary, Hudson Highland Group, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022 or call (212) 351-7300.

By Order of the Board of Directors
HUDSON HIGHLAND GROUP, INC.

Latham Williams Corporate Secretary

New York, New York
March 16, 2012

PROXY STATEMENT

i

Page
APPROVAL OF AN AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME TO HUDSON GLOBAL, INC. FROM HUDSON HIGHLAND GROUP, INC.	53
AUDIT COMMITTEE REPORT	54
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55
General	55
Fees Paid to Our Independent Registered Public Accounting Firm	55
Vote Required	56
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56
OTHER MATTERS	57
Stockholder Proposals	57
Proxy Solicitation	57
Stockholders Sharing the Same Address	57
EXHIBIT A — AMENDED AND RESTATED HUDSON HIGHLAND GROUP, INC. 2009 INCENTIVE STOCK AND AWARDS PLAN	A-1

ii

HUDSON HIGHLAND GROUP, INC.
560 Lexington Avenue, 5th Floor

New York, New York 10022

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 26, 2012

ANNUAL MEETING INFORMATION

Our Board of Directors is soliciting proxies for use at our annual meeting of stockholders, which will be held on Thursday, April 26, 2012, at 8:00 A.M., local time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 39th Floor, New York, New York 10016, and all adjournments or postponements of the meeting, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

On or before March 16, 2012, we mailed to you and our other stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report on the Internet and to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the annual meeting and to vote in person. However, your presence at the annual meeting will not in itself revoke your submitted proxy. You may revoke your proxy at any time before it is exercised only by notifying us in writing or in open meeting.

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote FOR the two nominees for election as directors referred to in this proxy statement, FOR approval of the compensation of our named executive officers as disclosed in this proxy statement, FOR approval of the amendment and restatement of our 2009 Incentive Stock and Awards Plan, FOR approval of the amendment to our Amended and Restated Certificate of Incorporation to change our corporate name, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Our management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the annual meeting. However, if any other business or matters properly shall come before the annual meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Only holders of record of our common stock at the close of business on February 27, 2012 are entitled to vote at the annual meeting. On that date, there were 32,516,562 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

If you would like to attend the annual meeting, you must demonstrate that you were a stockholder on February 27, 2012 and you must bring photo identification with you to the annual meeting. If your shares are held through a broker, bank or nominee, you must bring to the annual meeting a copy of your brokerage account statement, which you can obtain from your broker, bank or nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you must bring only photo identification with you to the annual meeting.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 27, 2012 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned. No holders listed below have pledged any of their shares as security.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Jon F. Chait(2)(3)	163,617	*
Robert B. Dubner(1)(3)	68,293	*
John J. Haley(1)(3)	148,293	*
Jennifer Laing(1)(3)	73,293	*
Manuel Marquez(4)	0	*
David G. Offensend(1)(3)	161,054	*
Richard J. Stolz(1)(3)	73,293	*
Mary Jane Raymond(1)(2)	352,309	1.1%
Frank P. Lanuto(2)	48,961	*
Latham Williams(1)(2)	63,840	*
Neil J. Funk(1)(2)	78,294	*
Richard S. Gray(1)(2)	167,152	*
All directors, nominees and executive officers as a group (13 persons)(1)(2)	1,557,683	4.8%

*	Denotes less than 1%.
(1)	Includes the following shares of common stock subject to stock options, which are exercisable within 60 days of February 27, 2012: Robert B. Dubner, 50,000 shares; John J. Haley, 50,000 shares; Jennifer Laing, 40,000 shares; David G. Offensend, 50,000 shares; Richard J. Stolz, 50,000 shares; Mary Jane Raymond, 190,000 shares; Latham Williams, 26,000 shares; Neil J. Funk, 26,000 shares; Richard S. Gray, 98,000 shares; and all directors, nominees and executive officers as a group, 702,000 shares.
(2)	Includes the following shares of restricted common stock, which are subject to forfeiture until they vest: Jon F. Chait, 25,500 shares; Mary Jane Raymond, 74,699 shares; Frank P. Lanuto, 22,382 shares; Latham Williams, 16,907 shares; Neil J. Funk, 18,240 shares; Richard S. Gray, 20,907 shares; and all directors, nominees and executive officers as a group, 178,635 shares.
(3)	Includes the following share units under our Director Deferred Share Plan, which are payable only in shares of common stock upon a director ceasing service as a Board member: Jon F. Chait, 2,479 shares; Robert B. Dubner, 18,293 shares; John J. Haley, 23,293 shares; Jennifer Laing, 23,293 shares; David G. Offensend, 23,293 shares; Richard J. Stolz, 18,293 shares; and all directors, nominees and executive officers as a group, 108,944 shares.
(4)	In connection with his commencement of employment as Chief Executive Officer of our company, the Compensation Committee of our Board of Directors granted to Mr. Marquez (i) 100,000 restricted stock units that vest 50% upon completion of two years of employment, 25% upon completion of three years of employment and 25% upon completion of four years of employment with us, and (ii) options to purchase 400,000 shares of our common stock that vest 50% upon completion of two years of employment and 50% upon completion of three years of employment with us.

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of February 27, 2012.

		Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner		Voting Power		Investment Power			Percent of Class
	Sole	Shared	Sole	Shared	Aggregate
Hotchkis and Wiley Capital Management, LLC. 725 South Figueroa St. 39th Floor Los Angeles, CA 90017		2,438,154	0	4,757,909	0	4,757,909	14.6%
Heartland Advisors, Inc. 789 North Water St. Milwaukee, WI 53202		0	3,560,471	0	3,701,671	3,701,671	11.4%
Schneider Capital Management Corporation 460 East Swedesford Rd. Suite 2000 Wayne, PA 19087		2,230,585	0	3,323,384	0	3,323,384	10.2%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022		1,942,324	0	1,942,324	0	1,942,324	6.0%
Rutabaga Capital Management 64 Broad St., 3rd Floor Boston, MA 02109		1,508,432	262,900	1,771,332	0	1,771,332	5.4%

(1)	These amounts represent the number of shares beneficially owned as disclosed in reports regarding beneficial ownership filed with the Securities and Exchange Commission under Section 13(g) of the Securities Exchange Act of 1934.

ELECTION OF DIRECTORS

Our Certificate of Incorporation and By-Laws provide that our directors are divided into three classes, with staggered terms of three years each. At the 2012 annual meeting, our stockholders will elect two directors to hold office until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified.

Listed below are the nominees of our Board of Directors for election at the annual meeting and each director whose term will continue after the annual meeting. All of the members of the Board of Directors other than Mr. Chait approved the nomination of the nominees for director listed below. The following sets forth specific information about each nominee and continuing director as of February 27, 2012.

Nominees for Election at the Annual Meeting

Terms Expiring at the 2012 Annual Meeting

John J. Haley, 62, has served as a director since 2003. Mr. Haley is the Chairman of the Board and Chief Executive Officer of Towers Watson & Co., a global professional services company headquartered in New York City. Mr. Haley joined Watson Wyatt Worldwide in 1977 and was elected a director of the firm in 1992. In 2010, Watson Wyatt Worldwide merged with Towers Perrin forming Towers Watson & Co. Mr. Haley is a Fellow of the Society of Actuaries, a Fellow of the Conference of Consulting Actuaries and a member of the American Academy of Actuaries. Mr. Haley is a member of the board of directors for Maximus, Inc., a position he has held since June 2002, and the U.S.-China Business Council. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Haley should serve as a director of our company include his experience as Chief Executive Officer of an international publicly-traded company of a similar size (in terms of number of employees) and geographic spread as our company, and his financial expertise.

David G. Offensend, 58, has served as director since 2003. Mr. Offensend is the Chief Operating Officer of the New York Public Library. Prior to joining the Library in 2004, Mr. Offensend was Senior Advisor of Evercore Partners, Inc., which he co-founded in 1995. Evercore operates in the private equity business and provides merger and acquisition and restructuring advice to companies. Prior to founding Evercore, Mr. Offensend spent five years in the investment organization of Robert M. Bass, the Texas investor. Prior to joining the Bass organization in 1990, Mr. Offensend spent 13 years at Lehman Brothers. Mr. Offensend also was the lead investor in Resources Connection, Inc., a competing company that was successfully taken public in 2000, and serves as a trustee of Princeton University. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Offensend should serve as a director of our company include his financial and executive compensation expertise, investing experience, and background in mergers and acquisitions.

Vote Required

Each director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the election as directors of the persons named as nominees; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Our Board of Directors recommends that the nominees identified above be elected as directors and urges you to vote “FOR” them.

Directors Continuing in Office

Terms Expiring at the 2013 Annual Meeting

Jon F. Chait, 61, served as Chief Executive Officer and Chairman of the Board of the Company since we were spun off from Monster Worldwide, Inc. (“Monster”) in 2003 until February 22, 2011. He joined Monster in 2002 expressly in contemplation of the spin-off. Prior to joining us, Mr. Chait was the Chairman of Spring Group, PLC, a provider of workforce management solutions, from May 2000 through June 2002 and Chief Executive Officer from May 2000 through March 2002. From 1998 through 2000, Mr. Chait founded and acted as Chairman and Chief Executive Officer of Magenta Limited, a developer of web-enabled human resource solutions, which was subsequently sold to Spring Group, PLC. Mr. Chait served as the Managing Director — International Operations of Manpower Inc. from 1995 to 1998, Chief Financial Officer from 1993 to 1998 and Executive Vice President, Secretary and Director from 1991 to 1998, and Executive Vice President from September 1989 to July 1998 of Manpower International Inc., a provider of temporary employment services. Mr. Chait also served as a director of the Marshall & Ilsley Corporation (“M&I”), a bank holding company, from 1990 until 2011 when M&I was acquired by BMO Financial Group. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Chait should serve as a director of our company include his over 20 years of executive and financial experience in the staffing industry in the geographic markets in which we operate, along with his experience as a director of other publicly-traded staffing and other companies.

Manuel Marquez, 53, has served as a director since March 7, 2011 and as Chief Executive Officer and Chairman of the Board of our company since May 13, 2011. Mr. Marquez has over 20 years of experience in senior leadership positions. From 2007 to 2010, he was the chief executive officer of Amper S.A., a publicly traded defense, homeland security and telecommunications company in Spain. Prior to joining Amper, Mr. Marquez spent 15 years in the recruitment industry with Spencer Stuart, an international leader in executive search consulting services. He joined Spencer Stuart in 1991 and co-founded one of the firm’s first specialized industry practices, High Technology. From 2000 to 2005, he was a member of the global executive team of Spencer Stuart responsible for the firm’s operations in Europe, India and South Africa, expanding this region to 14 countries with over 100 consultants. Mr. Marquez also was a member of the Advisory Board of ESADE Business School from 2007 to 2011. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Marquez should serve as a director of our company include his experience as a Chief Executive Officer of a publicly-traded company and his global senior leadership experience in the recruiting industry.

Richard J. Stolz, 66, has served as a director since 2006 and served as Chairman of the Board from February 22, 2011 until May 13, 2011. Prior to becoming a director, Mr. Stolz was a Partner with PricewaterhouseCoopers LLP until 2004. He served as the New York Region Leader for the Consumer and Industrial Products Industry Group of PricewaterhouseCoopers from 1997 to 2001. From 1988 to 1992, Mr. Stolz worked in Tokyo, Japan, leading the International Division of the PricewaterhouseCoopers affiliate. Mr. Stolz joined PricewaterhouseCoopers in 1967 and became a Partner in accounting and auditing in 1981. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Stolz should serve as a director of our company include his accounting and auditing background and his international business experience. Mr. Stolz also is a certified public accountant.

Terms Expiring at the 2014 Annual Meeting

Robert B. Dubner, 69, has served as a director since 2006. Mr. Dubner has been a Senior Advisor to Apollo Management LP, a private equity fund, and Drawbridge Special Opportunities Fund, LLC, an investment firm, since 2005. Prior to that, Mr. Dubner was a management consulting partner and a member of International Business Machines Corporation’s Business Consulting Services Global Middle Market leadership team from 2002 to 2004. Mr. Dubner joined Coopers & Lybrand International in 1989 and was a partner from 1991 to 1998, and then was a partner with PricewaterhouseCoopers LLP from 1998 to 2002, serving as the U.S. and global leader of its middle market consulting practice. He served as an elected member of Coopers & Lybrand’s Board of Partners from 1995 to 1998, PricewaterhouseCoopers’ U.S. Board of Partners from 1998 to 2001, and PricewaterhouseCoopers’ Global Oversight Board from 1998 to 2001. He was the co-founder, in 1972, of Information Automation, Inc., a production management and monitoring systems implementation company, and served as its President from 1982 to 1989. Mr. Dubner is also a director of Comverse Technology, Inc., a position he has held since January 2009. Mr. Dubner also was a director of Perf Go-Green Holdings, Inc. from September 2008 to February 2010. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Dubner should serve as a director of our company include his strategic, management and operational consulting experience, and his financial and accounting background.

Jennifer Laing, 65, has served as a director since 2003. Ms. Laing served as the Associate Dean, External Relations at the London Business School from 2002 until 2007. Ms. Laing started her career in brand building and communications in 1969 with Garland-Compton which subsequently became Saatchi and Saatchi in 1975. In 1979, she joined Leo Burnett in London. In 1981, she re-joined Saatchi and Saatchi London as Deputy Chairman rising to Joint Chairman. From 1988 to 1991 she was Chairman and Chief Executive Officer of Aspect Hill Holiday and, following a management buyout of Aspect Hill Holiday, from 1991 to 1995 she led her own firm, Laing Henry, which was eventually purchased by Saatchi and Saatchi. Ms. Laing became Chairman of Saatchi and Saatchi London in 1995 and Chairman and Chief Executive Officer of Saatchi and Saatchi North America from 1997 to 2001. Ms. Laing is also a director of InterContinental Hotels Group PLC, a position she has held since August 2005, and a fellow of both The Marketing Society and the Institute of Practitioners in Advertising. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Ms. Laing should serve as a director of our company include her international experience in branding, marketing and communications, her experience as a senior executive officer, and her experience as a director of other publicly-traded companies.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Of the seven directors currently serving on our Board of Directors, the Board has determined that Ms. Laing and Messrs. Dubner, Haley, Offensend and Stolz are independent directors under the independence standards of the Nasdaq Global Select Market. Mr. Chait is not permitted to be considered an independent director under the standards of the Nasdaq Global Select Market because he was employed by us as Chief Executive Officer within the past three years.

Board Committees

Our Board of Directors has standing Audit, Compensation, Nominating and Governance, Human Resources and Executive Committees. Under the standards of the Nasdaq Global Select Market, the members of the Audit, Compensation and Nominating and Governance Committees must be comprised solely of independent directors. Accordingly, Mr. Chait is not eligible to serve on such Committees. All directors receive materials for all Board Committees even if they do not serve, or are not eligible to serve, on a Committee.

The Board has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, Human Resources Committee and Executive Committee. We maintain a Web site at www.hudson.com and make available on that Web site, free of charge, copies of each of the charters for the Audit, Compensation, Nominating and Governance, Human Resources and Executive Committees. We are not including the information contained on or available through this Web site as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee

The Audit Committee presently consists of Richard J. Stolz (Chairman), Robert B. Dubner, John J. Haley and David G. Offensend, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and Securities and Exchange Commission rules. Our Board of Directors has determined that each of Messrs. Dubner, Haley, Offensend and Stolz qualify as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit Committee held eleven meetings in 2011.

The Audit Committee’s primary duties and responsibilities are to assist our Board of Directors in monitoring:

•	the integrity of our financial statements;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of our internal audit function and of the independent registered public accounting firm; and
•	our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee presently consists of Jennifer Laing (Chairman), John J. Haley and David G. Offensend, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. The Compensation Committee held seven meetings in 2011.

The Compensation Committee’s primary responsibility is to assure that the non-employee members of our Board of Directors, the Chief Executive Officer, other executive officers and key management are compensated effectively and in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practices and the requirements of the appropriate regulatory bodies. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors, and administers our long-term incentive programs, including our equity plan.

The Compensation Committee has retained the services of an independent, external compensation consultant, Pay Governance LLC. Pay Governance LLC has served as the independent compensation consultant since 2010. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The consultant does not determine or recommend amounts or forms of compensation. The historical and ongoing nature and scope of services rendered by the independent compensation consultant on the Compensation Committee’s behalf is described below:

•	competitive market pay analyses, Board of Director pay studies, dilution analyses, and market trends;
•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations affecting executive compensation and benefit programs;
•	guidance on overall compensation program structure and executive employment agreement terms; and
•	preparation for and attendance at selected management, Board committee, or Board of Director meetings.

The Compensation Committee has the final authority to hire and terminate the consultant, and the Compensation Committee evaluates the consultant periodically. In 2011, Pay Governance LLC did not provide any services to the Compensation Committee other than the executive and director compensation-related consulting services as described above. Management did not obtain any services from Pay Governance LLC in 2011.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, is provided below under “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of John J. Haley (Chairman), Robert B. Dubner, Jennifer Laing, David G. Offensend and Richard J. Stolz, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market. The Nominating and Governance Committee held six meetings in 2011.

The Nominating and Governance Committee provides assistance to our Board of Directors by:

•	identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board or by our stockholders;
•	identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board;
•	identifying directors qualified to serve as lead director and recommending to the Board nominees for lead director;
•	developing and recommending to the Board a set of corporate governance principles, including matters of:
•	Board organization, membership and function;
•	Board committee structure and membership;
•	succession planning for our Chief Executive Officer; and
•	taking a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that our Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating and Governance Committee also seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to us. In addition, the Nominating and Governance Committee believes it is important that at least one director has the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Nominating and Governance Committee also believes that candidates should be selected so that the Board of Directors is a diverse body, with diversity reflecting, among other things, age, gender, race and professional experience. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment. In addition, the Nominating and Governance Committee believes that the following minimum qualifications are necessary for a director to possess to be recommended by the Nominating and Governance Committee to the Board:

•	A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.
•	A director must have expertise and experience relevant to our business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.
•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.
•	A director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating and Governance Committee has the authority to retain a search firm to assist it in identifying director nominees, and the Nominating and Governance Committee provides the search firm with the criteria for the director nominees as described previously.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Nominating and Governance Committee Charter, which is available on our website as described previously. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in our By-Laws. Pursuant to our By-Laws, a stockholder must give a written notice of intent to our Corporate Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. See “Other Matters — Stockholder Proposals” for the specific deadlines for submitting stockholder proposals to our Corporate Secretary in connection with the 2013 annual meeting of stockholders.

Human Resources Committee

The Human Resources Committee presently consists of Robert B. Dubner (Chairman), Jennifer Laing and Richard J. Stolz. The Human Resources Committee held five meetings in 2011.

The Human Resources Committee provides assistance to our Board of Directors by:

•	assisting management and making recommendations to the Board of Directors regarding human resources and organizational matters, other than compensation and benefits matters, for employees of our company other than our Chief Executive Officer;
•	participating in the selection process of key executives; and
•	reviewing and monitoring our company’s succession plan for senior leadership.

Executive Committee

The Executive Committee presently consists of Manuel Marquez (Chairman), Robert B. Dubner and David G. Offensend. The Executive Committee held three meetings in 2011. Richard J. Stolz served as a member of the Executive Committee in 2011 prior to Manuel Marquez becoming our Chief Executive Officer on May 13, 2011, at which time Mr. Marquez replaced Mr. Stolz on the Executive Committee.

The Executive Committee assists the Board of Directors in discharging its responsibilities and may exercise all of the authority of the Board in the management of our business affairs, except for changes in our By-Laws, matters specifically designated to other committees and certain other significant corporate matters.

Board Leadership Structure

Our positions of Chairman of the Board and Chief Executive Officer are combined and we have a lead independent director. We generally have used this leadership structure since we became an independent publicly traded company in 2003. On February 22, 2011, our Board of Directors elected Richard J. Stolz, an independent director, to serve as Chairman in connection with the appointment of Mary Jane Raymond as Interim Chief Executive Officer. However, when Manuel Marquez became Chief Executive Officer of our company on May 13, 2011, he also became Chairman of the Board and the positions of Chairman of the Board and Chief Executive Officer were again combined. The reasons why we have combined these positions and why we continue to believe that combining these positions is appropriate for our company include the resulting operational efficiencies given the size of our company and the particularly detailed knowledge of our company’s operations that our Chief Executive Officer develops, which we believe is beneficial for serving as our Chairman.

Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our company. Our Board of Directors and each Board committee have access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. Our Chairman and Chief Executive Officer does not serve on any Board committee except the Executive Committee.

The duties and responsibilities of our lead independent director include the following:

•	coordinate the activities of the independent directors and serve as a liaison between the independent directors and our Chairman and Chief Executive Officer;
•	chair meetings and executive sessions at which only the independent directors attend;
•	advise our Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;
•	jointly with the Compensation Committee, conduct an annual evaluation of the performance of the Chairman and Chief Executive Officer and report to the Board of Directors the results of that evaluation;
•	in conjunction with the Chairman and Chief Executive Officer, consider potential conflicts of interest of directors;

•	conduct exit interviews of senior management upon resignation; and
•	recommend to the Chairman and Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board of Directors.

The Nominating and Governance Committee recommends to our Board of Directors nominees for the position of lead director from among the independent directors. The independent directors on our Board of Directors then select a lead director from among the nominees to serve for a term of one year or until a successor is elected by the independent directors. There is no limit to the number of terms a director can serve as lead director. Richard J. Stolz served as our lead director until April 28, 2011, at which time David G. Offensend became our lead director.

We believe that our board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our company, and that our board leadership structure continues to serve the best interests of our company and stockholders.

Risk Oversight

The Audit Committee of our Board of Directors oversees our risk management process. Our Risk Committee, which consists of certain members of our senior management, has day-to-day responsibility for our risk management process. The members of the Risk Committee are our Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Vice President, Legal Affairs and Administration, Vice President, Internal Audit, and Vice President, Operations. Our Vice President, Internal Audit serves as the liaison between the Risk Committee and our Board of Directors. Our Vice President, Internal Audit provides periodic updates to our Board of Directors on behalf of the Risk Committee regarding, among other things, risk assessments and actions taken to mitigate risks. In addition, our Vice President, Internal Audit reports directly to the Chairman of the Audit Committee and, accordingly, also provides periodic updates to the Audit Committee regarding risk management issues, particularly those regarding accounting and finance related risks. Also, our Senior Vice President, Legal Affairs and Administration provides periodic updates to our Board of Directors regarding claims against our company.

Corporate Governance Guidelines

In December 2011, our Board of Directors adopted Corporate Governance Guidelines to further promote the effective functioning of our Board and Board committees and to set forth a common set of expectations as to how our Board and Board committees should perform their functions. Our Corporate Governance Guidelines are available, free of charge, on our Web site at www.hudson.com.

Meetings and Attendance

Our Board of Directors held seven meetings in 2011. Each of the directors currently serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board held in 2011 and meetings held by each committee of the Board on which such director served during the period that the director so served in 2011. Directors are expected to attend our annual meeting of stockholders each year. At the 2011 annual meeting of stockholders, all of the directors then serving were in attendance.

Communications with Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at Hudson Highland Group, Inc., c/o the Board of Directors (or, at the stockholder’s option, c/o a specific director), 560 Lexington Avenue, 5th Floor, New York, New York 10022. The Corporate Secretary will deliver this communication to the Board or the specified director, as the case may be.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received by each of our directors during 2011, except Mr. Marquez who did not receive any compensation for serving as a director and whose compensation as an executive officer is set forth below under “Executive Compensation — Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
Jon F. Chait(3)	$28,324	$15,000	$0	$43,324
Robert B. Dubner	$73,000	$30,125	$0	$103,125
John J. Haley	$82,000	$30,125	$0	$112,125
Jennifer Laing	$77,666	$30,125	$0	$107,791
David G. Offensend	$95,666	$30,125	$0	$125,791
Richard J. Stolz	$86,333	$30,125	$0	$116,458

(1)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of restricted stock granted during the fiscal year under our Director Deferred Share Plan. Assumptions used in the calculation of these amounts are included in Note 9 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	During 2011, no independent directors were granted options to purchase shares of our common stock. The aggregate number of outstanding stock options as of December 31, 2011 for each of our directors named above was: Mr. Chait, 0; Mr. Dubner, 50,000; Mr. Haley, 50,000; Ms. Laing, 40,000; Mr. Offensend, 50,000; and Mr. Stolz, 50,000.
(3)	Amounts shown reflect compensation received by Mr. Chait for service as a director following his employment as our Chairman and Chief Executive Officer terminating on February 22, 2011. Mr. Chait’s compensation as an executive officer prior to that date is set forth below under “Executive Compensation — Summary Compensation Table.”

Retainer and Meeting Fees

Each non-employee director was entitled to receive in 2011 an annual retainer of $25,000 paid in cash and $15,000 paid in share units as described below under “Director Deferred Share Plan,” a fee of $2,000 for each Board and Board committee meeting attended in person and a fee of $1,000 for each telephonic Board and Board committee meeting in which the director participates. The Chairmen of the Audit Committee and Compensation Committee receive an additional annual retainer of $10,000, and the Chairmen of the Nominating and Governance Committee and Human Resources Committee receive an additional annual retainer of $5,000. The lead director also receives an additional annual retainer of $20,000. Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and Board committees.

In 2011, using market data provided by Pay Governance, our independent compensation consultant, the Compensation Committee reviewed the compensation of our independent directors. Based on the market data, the Compensation Committee determined it was appropriate to increase the additional annual retainer for the lead director from $10,000 to $20,000, and such increase became effective in 2011. Also, based on the market data provided by Pay Governance, the Compensation Committee determined that the total compensation of our independent directors was below the median total compensation of both the industry peer group and the general industry comparator group. As a result, the Compensation Committee determined that it was appropriate to increase total director compensation by increasing the equity portion of the annual retainer, but to simplify the equity component of director compensation by eliminating the one time grant of share units upon initially being elected or appointed to serve as a non-employee director and the annual grant of share units after three years of Board service. Consequently, beginning on the date of our 2012 annual meeting of stockholders, the portion of the annual retainer paid in share units will increase from $15,000 to $65,000 and the one time grant of share units upon initially being elected or appointed to serve as a non-employee director and the annual grant of 2,500 share units after three years of Board service will be eliminated.

Director Deferred Share Plan

The share units paid as part of the annual retainer are awarded under our Director Deferred Share Plan. On the date of the annual meeting of our stockholders, the retirement account of each non-employee director under the Director Deferred Share Plan is credited with the share units, which fully vest on the date of grant. All share units are equivalent to one share of our common stock and are payable only in common stock issued under our 2009 Incentive Stock and Awards Plan upon a director ceasing service as a Board member.

Stock Options

Until 2008, upon first being elected or appointed as a director, we granted each non-employee director an option to purchase 50,000 shares of our common stock. The exercise price for options was the fair market value of a share of our common stock on the date of grant. Options have a term of ten years and became exercisable as follows: 40% immediately on the date of grant, 60% after the first anniversary of the date of grant, 80% after the second anniversary and 100% after the third anniversary. If a director ceases service for any reason other than death, then that portion of the option that is exercisable on the date the director ceases service will remain exercisable for a period of two years after such date. If the director’s service ceases by reason of the director’s death, then the option will remain exercisable by the director’s beneficiary for a period of two years after the date of the director’s death.

Stock Ownership Policy

The Board of Directors considers ownership of our common stock to be an important factor in aligning the interest of directors with those of our stockholders. In December 2011, the Board of Directors established a Stock Ownership Policy for non-employee directors that became effective beginning January 1, 2012. Under the Stock Ownership Policy, non-employee directors are required to own shares of our common stock with a market value equal to at least three times the director’s then-current annual cash retainer. A director must satisfy the ownership requirements within five years from the date of the director’s appointment to the Board or five years from the effective date of the Stock Ownership Policy, whichever occurs later. Stock ownership can consist of shares owned directly by the director and deferred shares, but vested and unvested stock options and unvested restricted shares will not apply. The value of our common stock held by directors will be measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of a director’s shares reaches the required market value, the director will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the director first met the requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to provide material information about the compensation of our executive officers named below under “Executive Compensation — Summary Compensation Table,” which we refer to as our named executive officers. In this section, we provide an analysis and explanation of our executive compensation program and the compensation derived by our named executive officers from this program.

Objectives of the Compensation Program

The central objectives of our compensation program are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. The Compensation Committee, which oversees our executive compensation program, believes these goals can best be achieved with a relatively straightforward compensation program consisting of several elements.

Design of the Total Compensation Program

The key executive compensation policies that underpin our total compensation program are as follows:

•	Base salaries are targeted at median market levels for comparable companies.
•	Annual incentives (cash bonuses) are generally designed to provide awards above median market levels for comparable companies for above median performance.
•	Long term incentives provide equity awards, typically in the form of restricted shares and stock options, and are targeted at median market levels for comparable companies.
•	Employee benefits are offered to all eligible employees, including our executive officers, and are targeted at median market levels for comparable companies.

Consequently, our executive officers have the opportunity to earn above median compensation for outstanding performance — both from above median bonuses and from above median appreciation of equity grants — resulting from above median performance of our company.

The Compensation Committee believes that providing base salaries, equity compensation and employee benefit programs targeted at median market levels is essential for attracting new talent to our company. We believe that providing our named executive officers with the ability to earn above market median level for cash bonuses based on above median performance encourages the retention of high performers who strive to consistently beat their established performance targets. Target bonus payouts are set as a percentage of base salary. Actual business performance, measured solely by financial results, not individual performance, determines whether bonus payments are above or below the target level. The Compensation Committee also considers base salary in granting equity awards because the Compensation Committee’s desire is to provide meaningful equity awards (as compared to base salary) for the named executive officers and a few key members of senior management.

At our 2011 annual meeting of stockholders, our stockholders were asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting. Of those stockholders who voted, in excess of 79% voted to approve the compensation of our named executive officers. As of the date of our 2011 annual meeting of stockholders, our executive compensation program for 2011 had already been established by the Compensation Committee. However, following the 2011 annual meeting of stockholders, the Compensation Committee reviewed our executive compensation program and concluded that our overall executive compensation program for 2011 continued to be appropriate for our company and effective in rewarding executives commensurate with our financial performance. The Compensation Committee did not make any adjustments to the compensation of our executive officers, including our named executive officers, based on the results of the advisory vote at our 2011 annual meeting of stockholders.

Target Compensation Levels and Benchmarking

Overview

The Compensation Committee, with the assistance of the independent compensation consultants it retains, reviews the market positioning of total compensation for each of our executive officers. It has been the practice of the Compensation Committee to review the market positioning of total compensation for each of our executive officers on a biennial basis. In 2010, the Compensation Committee undertook such a study with Pay Governance, its independent compensation consultant. In 2011, at the direction of the Compensation Committee, Pay Governance updated the 2010 study for our continuing executive officers.

Compensation and Benchmarking Studies

In 2010, at the direction of the Compensation Committee, Pay Governance compared the base salary, annual incentives and long-term incentives of our executive officers to executives in similar positions at relevant comparator companies. Pay Governance used two groups of comparator companies for the positions of chief executive officer and chief financial officer. The first group of companies, all of which were U.S.-based publicly traded staffing companies, consisted of CDI Corp., Ciber, Inc., Kelly Services, Inc., Kforce, Inc., On Assignment, Inc., Resources Connection, Inc., Robert Half International, Inc. and SFN Group, Inc. In weighing the relevance of a particular comparator company, the Compensation Committee considered the size and business mix of each comparator in relationship to our company. For the second group of companies, Pay Governance used survey data from a database of approximately 110 consolidated professional and general business service firms. For the positions other than chief executive officer and chief financial officer, Pay Governance used survey data from the same database of consolidated professional and general business service firms. The data was adjusted for annual revenue size using regression analysis.

The Compensation Committee determined that no adjustments to base salaries, annual incentives or long term incentives for our named executive officers were required for 2010 based on the market data provided by Pay Governance. The Compensation Committee also did not make any adjustments for 2011 based on such market data.

In 2011, at the direction of the Compensation Committee, Pay Governance updated the 2010 study for our continuing executive officers by increasing the 2010 base salary data at comparator companies by three percent, which reflects the change in the market data from 2010 to 2011. For the updated study in 2011, Pay Governance used the same two groups of comparator companies for the positions of chief executive officer and chief financial officer and the same database of consolidated professional and general business service firms for the positions other than the chief executive officer and chief financial officer as used for the original study in 2010.

The Compensation Committee determined that no adjustments to base salaries, annual incentives or long term incentives for our named executive officers were required based on the updated market data provided by Pay Governance, other than for Ms. Raymond and Mr. Williams. Based on the updated market data, the Compensation Committee determined that the total compensation for Ms. Raymond and Mr. Williams was below median market levels for comparable positions. The Compensation Committee determined it was appropriate to increase the total compensation of Ms. Raymond and Mr. Williams to median market levels by increasing their base salaries and target bonus amounts. Effective January 1, 2012, the Compensation Committee increased (i) the base salaries of Ms. Raymond from $350,000 to $375,000 and Mr. Williams from $265,000 to $300,000, and (ii) the target bonus amounts of Ms. Raymond from $233,450 to $251,250 and Mr. Williams from $198,750 to $201,000. The Compensation Committee did not make any adjustments to the compensation of our other named executive officers for 2012 because the Compensation Committee determined that their compensation was appropriate based on the updated market data provided by Pay Governance, internal fairness and our performance.

Role of Executive Officers in the Compensation Process

The development of annual incentive targets and the calculation of the actual annual incentives earned are performed by the Senior Human Resources Officer in conjunction with the Executive Vice President, Chief Financial Officer. These data (incentive targets and actual incentives earned) are then reviewed by the Chief Executive Officer before being presented to the Compensation Committee for discussion and approval. Long term equity incentive grants are recommended to the Chief Executive Officer by various regional business heads and corporate department heads. The Chief Executive Officer then presents his grant recommendations to the Compensation Committee for its discussion and consideration. While the Chief Executive Officer takes an active role in making compensation recommendations for our executive officers, he makes no recommendations concerning any element of his own compensation. Compensation decisions for executive officers other than the Chief Executive Officer are made during regularly scheduled Compensation Committee meetings which are generally attended by a representative of the Compensation Committee’s compensation consultant. Discussions regarding Chief Executive Officer compensation take place in Compensation Committee executive session without the Chief Executive Officer or other executive officers present. The Compensation Committee makes all final decisions on compensation for our executive officers. Beginning in mid-2011, the Chief People Officer assumed the role in the compensation process previously held by the Senior Human Resources Officer as described above.

Elements of Compensation

Overview

The compensation for our named executive officers is a straightforward system consisting primarily of four elements: (1) a base salary, (2) an annual cash incentive program, (3) eligibility to participate in periodic grants of restricted shares of stock or stock options and (4) benefits. With the exception of Mr. Chait, who did not have an employment agreement, each named executive officer has signed an employment agreement that covers basic terms of employment and that contains both contractual separation payments under certain circumstances and provisions covering a possible change in the control of our company. In general, these agreements provide for a maximum of one year’s base salary and target bonus protection for the executive under certain circumstances of separation, other than the agreement with Mr. Marquez, which provides for a maximum of two year’s base salary and target bonus under certain circumstances of separation prior to the second anniversary of his agreement and a maximum of one year’s base salary and pro-rata target bonus under certain circumstances of separation beginning after the second anniversary of his agreement.

The same compensation policies and decisions cover all of our named executive officers, including Mr. Chait even though he did not have an employment agreement.

Base Salary

We do not have a policy of providing annual raises for executive officers; however, the base salary of our named executive officers as a group was reviewed in 2010 as part of the review of total compensation and in 2011 as part of the update to the 2010 market study, each performed for the Compensation Committee by Pay Governance. These reviews consisted of the benchmarking described previously.

The Compensation Committee did not make any changes to base salary for any of our named executive officers for 2010 or 2011 because the Compensation Committee believed that our named executive officers were compensated appropriately based on the market data provided by Pay Governance, internal fairness and our performance.

In 2011, the Compensation Committee did not make any adjustments to the base salaries of our other named executive officers for 2012 (other than Ms. Raymond and Mr. Williams as described previously in “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies”) because the Compensation Committee determined that their base salaries were appropriate based on the updated market data provided by Pay Governance, internal fairness and our performance.

Annual Incentives

The annual incentive program consists of eligibility for a cash bonus based on our actual earnings before interest, income taxes, special charges, other non-operating expense and depreciation and amortization, or adjusted EBITDA, on a constant currency basis, relative to target adjusted EBITDA set at the beginning of the year by the Compensation Committee. The Compensation Committee has the authority to determine all components of the calculation of adjusted EBITDA. The achievement of threshold adjusted EBITDA (dollars earned) is required for any bonus to be paid. The Compensation Committee believes that adjusted EBITDA is a clear, objective standard of measurement which encourages executives to strive toward increased profit generation year-over-year. The annual incentive program also consists of eligibility to earn an additional cash bonus based on the percentage increase of our gross margin over prior year results, provided that adjusted EBITDA exceeds the threshold. The intent of the annual incentive program is to provide above market median bonus compensation in years where our performance meets or exceeds target levels, but to pay less or no incentive in years where our performance does not meet or exceed target levels.

The Compensation Committee sets performance targets annually at the beginning of the year based on the recommendation of the Chief Executive Officer (with the exception of the Chief Executive Officer’s own target, which is set solely by the Compensation Committee). Target bonus amounts for individual named executive officers are set as a percentage of base salary and are reviewed during the independent compensation consultant’s total compensation study to ensure that the target bonus is appropriate considering both internal equity and relevant market competitiveness. Factors considered in setting the performance targets include profit we earned in the prior year, the current year’s profit budget, desired growth and general economic conditions (for example, higher targets may be set in good economic periods). Historically, the Compensation Committee has set these targets meaningfully above prior year results to stimulate ongoing profit growth from one year to the next. In setting the 2011 performance targets, the Compensation Committee considered our 2010 actual performance, our 2011 budget and its view of the global economic conditions.

In 2011, the Compensation Committee continued to apply its compensation policies as they relate to setting performance targets consistent with past practices. In December 2010, the Compensation Committee established the 2011 Incentive Compensation Program for the named executive officers, including specific performance targets as described in the subsequent paragraph. After considering the factors set forth previously under the caption “Base Salary” — updated market data, internal fairness and our performance  — the Compensation Committee did not make any changes to the target bonus amounts in 2011 and no changes to these target bonus amounts are planned for 2012, other than the changes for Ms. Raymond and Mr. Williams as described previously in “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies.” The Compensation Committee has considered all of such factors in setting performance targets for 2012, and the goals and terms of the program remain substantially the same as in 2011.

For all named executive officers, achievement of a single consolidated corporate adjusted EBITDA (which is determined on a constant currency basis) threshold of $7.0 million and target of $25.0 million measured in dollars of adjusted EBITDA was required to earn 25% and 100% payouts, respectively. For adjusted EBITDA performance between $0 and $7 million, bonuses were payable on a pro rata basis from 0% to 25% based on dollars of adjusted EBITDA. For adjusted EBITDA performance between threshold and target, bonuses were payable on a pro rata basis from 25% to 100% based on dollars of adjusted EBITDA. For adjusted EBITDA performance at target, our named executive officers would be paid 100% of their maximum bonus amount. If adjusted EBITDA performance exceeded target, then the executive officers would be paid an additional bonus on a straight line basis up to a cap of 200%. In addition to the bonus payable based on our adjusted EBITDA performance, each named executive officer was eligible to be paid an additional cash bonus equal to one percent of the named executive officer’s target bonus amount for every one percent increase in our gross margin over 2010 results. The total bonus payable (maximum bonus amount) was capped at 200% of the executive officer’s target bonus plus the bonus percentage attributable to our gross margin performance, other than the bonus payable to Mr. Marquez, which was uncapped. Mr. Chait did not participate in the 2011 Incentive Compensation Program given his announced separation from our company prior to the establishment of the program.

For 2011, our adjusted EBITDA, on a constant currency basis, performance was $22.5 million and our gross margin income, on a constant currency basis, was $345.3 million. As a result of both our adjusted EBITDA performance relative to the 2011 bonus targets and our gross margin percentage increase over 2010 results, Mr. Marquez, Ms. Raymond, Mr. Lanuto, Mr. Williams, Mr. Funk and Mr. Gray received a cash bonus of $379,647 (less Mr. Marquez’s minimum cash bonus as described below), $233,450, $186,000, $198,750, $125,000 and $150,000, respectively.

The Compensation Committee has the discretion to make payments outside of the formula of the annual incentive program and chose to exercise this discretion with respect to one named executive officer for 2011 performance. Mr. Marquez was awarded a discretionary cash bonus of $200,000 in recognition of his performance as Chief Executive Officer during 2011.

Pursuant to Mr. Marquez’s employment agreement, he was also entitled to a minimum cash bonus for 2011 equal to 90% of his annual base salary, which was deducted from the cash bonus described above, prorated for 2011 by the number of days between the effective date of his employment with our company (May 13, 2011) and December 31, 2011. Based on this formula, Mr. Marquez received a minimum cash bonus of $339,577.

Long-Term Incentives

The Compensation Committee has the authority under the Hudson Highland Group 2009 Incentive Stock and Awards Plan to make equity grants to certain employees. Prior to our stockholders’ approval in May 2009 of the 2009 Incentive Stock and Awards Plan, the Compensation Committee made equity grants under the Long Term Incentive Plan. The Long Term Incentive Plan terminated upon approval of the 2009 Incentive Stock and Awards Plan. However, all equity grants made under the Long Term Incentive Plan that were outstanding at the time of the approval of the 2009 Incentive Stock and Awards Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the Long Term Incentive Plan.

Historically, the Compensation Committee has used a mix of stock options and restricted shares, vesting over time, to motivate and retain key executive officers, including our named executive officers. To provide both a financial commitment to a new executive officer and an incentive to drive performance to increase our share price, the named executive officers have been awarded grants of stock options and restricted stock from time to time. Decisions about annual grants are made considering the factors of market competitiveness, internal equity, position responsibilities and prior year performance achievements.

In February 2011, the Compensation Committee, considering the factors of market competitiveness, internal equity, and position responsibilities, granted 70,000 shares of restricted stock to Ms. Raymond and 12,000 shares of restricted stock to each of Mr. Lanuto, Mr. Funk, Mr. Williams and Mr. Gray, pursuant to a form of restricted stock award agreement that allows awards of restricted stock to vest based on our financial performance. For Ms. Raymond, 22,000 of these shares of restricted stock also vest if Ms. Raymond is terminated without cause by the Company prior to May 13, 2012. The Compensation Committee approved the form of restricted stock award agreement with both performance and service vesting conditions to align further the interests of our executive officers with our stockholders and, in the case of Ms. Raymond, with vesting upon termination without cause for retention purposes. Mr. Chait did not receive a grant of equity in 2011 given his announced separation from our company. The performance vesting conditions with respect to the restricted stock are satisfied as follows: (a) 60% of the shares of restricted stock (the “EBITDA Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved income (loss) from continuing operations before inclusion of provision for income taxes, other income (expense), interest income (expense), and depreciation and amortization for the year ended December 31, 2011 equal to or greater than $25.0 million, provided that the shares of EBITDA Restricted Stock shall vest (subject to satisfaction of the service vesting conditions) pro rata for EBITDA performance between $0 and $25.0 million; and (b) 40% of the shares of restricted stock (the “Gross Margin Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved gross margin growth (measured as a percentage of growth) for the year ended December 31, 2011 as compared to the year ended December 31, 2010 equal to or greater than 10%, provided that the shares of Gross Margin Restricted Stock vest pro rata for gross margin growth between 1% and 10%. The executive will forfeit the number of shares of EBITDA Restricted Stock and Gross Margin Restricted Stock that do not vest pursuant to the preceding sentence. To the extent the performance vesting conditions described in this paragraph have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii). Based on the Compensation Committee’s determination of our 2011 EBITDA of $23.6 million and gross margin growth of 18.7%, the performance vesting conditions were satisfied for 96.7% of the shares of restricted stock awarded in 2011.

On May 13, 2011, in connection with his commencement of employment as Chief Executive Officer of our company, the Compensation Committee granted to Mr. Marquez 100,000 restricted stock units pursuant to a Restricted Stock Unit Award Agreement representing a right to receive such number of shares of our common stock upon vesting. The restricted stock units awarded to Mr. Marquez vest (i) 50% upon completion of two years of employment, (ii) 25% upon completion of three years of employment and (iii) 25% upon completion of four years of employment with us. Also on May 13, 2011, in connection with his commencement of employment as Chief Executive Officer of our company, the Compensation Committee granted to Mr. Marquez options to purchase 400,000 shares of our common stock pursuant to a Stock Option Agreement. The options granted to Mr. Marquez vest (i) 50% upon completion of two years of employment and (ii) 50% upon completion of three years of employment with us. Unless sooner terminated, the options will expire on the tenth anniversary of the grant date.

The Compensation Committee considers grants to executive officers, including our named executive officers, upon a significant change in the status of an officer (hire, promotion, additional responsibility) or annually at its first meeting in the calendar year. The consistency of this practice helps to ensure that the Compensation Committee makes no attempt to coordinate grants with any release of non-public information, either positive or negative.

Grants of equity awards approved by the Compensation Committee, other than those described previously for Mr. Marquez, become effective seven calendar days following the release of the annual or quarterly earnings period most immediately following the Compensation Committee’s approval. The grant price for all equity awards approved by the Compensation Committee is the Nasdaq closing price on the date of effectiveness of the grant. If the stock is not traded on this date, the grant price of the stock option will be the Nasdaq closing price on the next day of market activity.

Stock Ownership Guidelines

In December 2011, the Board of Directors established a new Stock Ownership Policy for senior management, including our named executive officers, which became effective on January 1, 2012. The new Stock Ownership Policy is intended to further align the interests of management and stockholders. Under the Stock Ownership Policy, executives, other than the Chief Executive Officer, are required to own shares of our common stock with a value equal to at least one times their respective base salaries. The Chief Executive Officer must own shares of our common stock with a value equal to at least two times his annual base salary. An executive must satisfy the ownership requirements within five years of the date of the executive’s appointment to a position covered by the Stock Ownership Policy or five years from the effective date of the Stock Ownership Policy, whichever occurs later. Stock ownership can consist of shares owned directly by the executive, vested restricted shares, deferred shares, shares in the executive’s 401(k) account and shares owned through the Employee Stock Purchase Plan. Vested and unvested stock options, unvested restricted stock units and unvested restricted shares will not apply to the ownership level. The value of our common stock held by executives will be measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of an executive’s shares reaches the required market value, the executive will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required meet the stock ownership requirements as of the date the executive first met the requirements.

Benefits

We provide our employees with customary health care benefits and offer a defined contribution plan (401(k) plan) in lieu of a pension plan to eligible employees, including our named executive officers, who, if they meet the plan eligibility requirements, may elect to participate. Under our 401(k) plan, we have the discretion to make a matching contribution at the end of each plan year to each participant’s account in an amount up to 50% of the participant’s salary reduction contributions for the plan year, taking into account salary reduction contributions between 1% and 6% of the participant’s eligible compensation. Other than these savings programs, we provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

Perquisites

We provide no perquisites to our named executive officers as a group, and in 2011, we did not provide perquisites in an aggregate amount greater than $10,000 to any individual named executive officer, other than Mr. Marquez as described in Footnote 4 to the Summary Compensation Table.

The perquisites that we provided to Mr. Marquez are pursuant to his CEO Employment Agreement and consisted of (i) round trip airplane tickets for Mr. Marquez and his wife for their first trip to New York and for both of them and their three children to travel round trip from New York to Madrid, Spain twice during the year; (ii) a relocation and temporary housing allowance in New York; (iii) tax equalization payments accrued in 2011; (iv) legal fees and expenses for legal counsel in connection with the negotiation, drafting and review of Mr. Marquez’s employment agreement; and (v) fees to an accounting firm in connection with the preparation of Mr. Marquez’s tax equalization documentation. We believe these perquisites were necessary to attract and retain Mr. Marquez to serve as Chairman and Chief Executive Officer of our company.

Agreements with Named Executive Officers

We entered into a CEO Employment Agreement with Manuel Marquez in connection with him becoming our Chairman and Chief Executive Officer. We believe it was necessary to enter into the CEO Employment Agreement to attract and retain Mr. Marquez to serve as Chairman and Chief Executive Officer of our company and to motivate Mr. Marquez to achieve goals designed to enhance long-term stockholder value. Under the CEO Employment Agreement, Mr. Marquez is entitled to, among other things, (i) an annual base salary, subject to increase in each of 2013 and 2015; (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan, as well as a retention bonus for 2013 and 2014, in each case contingent on Mr. Marquez’s continued employment with us on such dates; (iii) reimbursement of the travel expenses incurred by Mr. Marquez and his spouse for their first trip to New York and for both of them and their three children to travel round trip from New York to Madrid, Spain, twice each year during the term of Mr. Marquez’s employment; (iv) a relocation and temporary housing allowance; (v) tax equalization payments to the extent the income taxes Mr. Marquez is required to pay in the United States for compensation exceed the income taxes he would have paid in Spain; (vi) four weeks of vacation per year; (vii) severance and health and dental benefits upon termination or non-renewal of employment; (viii) severance and health and dental benefits upon a termination of employment after a change in control of our company; and (ix) other benefits of employment comparable to other senior management. Mr. Marquez is not entitled to an excise tax gross-up payment after a change in control of our company. However, if any portion of the severance payments or any other payments under the CEO Employment Agreement or under any other agreement with Mr. Marquez would result in the imposition on him of an excise tax under the Internal Revenue Code, then the total amount of such payments will be delivered either in full (with Mr. Marquez paying the applicable excise tax) or in a reduced amount such that no portion of such payments would be subject to excise tax, whichever results in the receipt of the greatest benefit on an after-tax basis. In connection with entering into the CEO Employment Agreement, Mr. Marquez executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

In addition to Mr. Marquez, all of our other named executive officers, with the exception of Mr. Chait, who was not covered by an employment agreement during his employment with us, and Mr. Gray, who has entered into a separation agreement with us as described below, have signed a standard form of employment agreement with us. These agreements were put in place to allow us to attract and retain key talent to our business. They are designed to provide reasonable financial security (in general, not exceeding one year’s salary and target bonus) to our executive officers in the event of certain kinds of separations from our company, while providing our company with appropriate releases from potential claims and commitments not to solicit our clients or employees during a set period.

Under the employment agreements, each named executive officer (except Mr. Chait, Mr. Marquez and Mr. Gray) is entitled to (i) an annual base salary; (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan; (iii) four weeks of vacation plus four personal days per year; (iv) severance and health and dental benefits upon termination or non-renewal of employment; (v) severance and health and dental benefits upon a termination of employment after a change in control of our company; and (vi) other benefits of employment comparable to other senior management. In connection with entering into the employment agreements, each named executive officer has executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

On July 27, 2011, the Compensation Committee approved the removal of the right to receive an excise tax gross-up payment upon a termination of employment after a change in control of our company from the employment agreements of our continuing executive officers, including Ms. Raymond, Mr. Lanuto, Mr. Williams and Mr. Funk. The amended employment agreements remove the excise tax gross-up payment and provide instead that, upon a termination of employment after a change in control of our company, if any portion of the executive’s termination payment would constitute an “excess parachute payment” then the termination payment made to the executive shall either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. The Compensation Committee approved these amendments because the Compensation Committee no longer considered the provision of such excise tax gross-up payments to be appropriate. The amended agreements were entered into in February 2012.

On January 20, 2012, we entered into a separation agreement with Mr. Gray, which superseded his employment agreement with us and pursuant to which his employment with us will end effective March 31, 2012. Under the agreement, Mr. Gray is entitled to a severance benefit of $225,000 payable in equal semi-monthly installments for a period of twelve months after the termination of his employment. As also provided in the agreement, Mr. Gray’s nonvested shares of restricted stock, which were scheduled to vest based on certain performance and service conditions, will become fully vested on March 31, 2012. Also, as provided in the agreement, we will continue to pay our portion of Mr. Gray’s group medical and dental insurance premium during the twelve-month severance period provided that Mr. Gray pays his portion of the group medical and dental insurance premium in the form of a deduction from his severance benefit. Pursuant to the agreement, Mr. Gray provided us and our affiliates a general liability release and agreed to not solicit certain of our clients and employees for one year following the termination of his employment and to keep confidential and proprietary business information of ours confidential and to return such information to us upon the termination of his employment.

We had an excise tax gross-up agreement with Mr. Chait. Since Mr. Chait was no longer employed by us after February 22, 2011, his excise tax gross-up agreement expired by its terms.

Additional information regarding these employment agreements can be found in “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control.” Additional information regarding the excise tax gross-up agreement can be found in “Potential Payments Upon Termination or Change in Control — Executive Excise Tax Gross-Up Agreement.”

Impact of Tax Treatment on Compensation

Under Section 162(m) of the Internal Revenue Code, the tax deduction available to corporate taxpayers, such as us, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, except in limited circumstances, to qualify compensation paid to our executive officers for deductibility by us under Section 162(m) of the Internal Revenue Code. Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. Our compensation plans and agreements are intended to be compliant with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this document with our management and, based on such review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Hudson Highland Group, Inc.
COMPENSATION COMMITTEE
Jennifer Laing, Chairman John J. Haley David G. Offensend

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned during 2011 by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our four other most highly compensated executive officers who were serving as executive officers at the end of 2011 and (iv) Mr. Chait, our former Chairman and Chief Executive Officer who served in such position until February 22, 2011. Information is not included for Mr. Marquez for 2009 or 2010 because he did not join our company until 2011. The persons named in the table are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Manuel Marquez, Chairman and Chief Executive Officer	2011	$377,308	$539,577 (1)	$518,000	$1,401,480	$40,070	$333,519	(4)	$3,209,954
	—	—	—	—	—	—	—		—
	—	—	—	—	—	—	—		—
Mary Jane Raymond, Executive Vice President and Chief Financial Officer	2011	$350,000	$0	$445,200	$0	$233,450	$7,350	(5)	$1,036,000
	2010	$350,000	$100,000	$218,400	$0	$207,000	$7,350		$882,750
	2009	$350,000	$0	$5,280	$0	$0	$7,350		$362,630
Frank P. Lanuto, Senior Vice President, Controller and Chief Accounting Officer	2011	$310,000	$0	$76,320	$0	$186,000	$7,350	(5)	$579,670
	2010	$310,000	$0	$54,600	$0	$165,000	$7,350		$536,950
	2009	$279,357	$0	$3,600	$0	$0	$7,350		$290,307
Latham Williams, Senior Vice President, Legal Affairs and Administration, Corporate Secretary	2011	$265,000	$0	$76,320	$0	$198,750	$7,350	(5)	$547,420
	2010	$265,000	$0	$54,600	$0	$177,000	$0		$496,600
	2009	$265,000	$0	$1,920	$0	$0	$0		$266,920

Neil J. Funk, Vice President, Internal Audit	2011	$250,000	$0	$76,320	$0	$125,000	$7,350	(5)	$458,670
	2010	$250,000	$0	$54,600	$0	$111,000	$7,350		$422,950
	2009	$250,000	$0	$2,400	$0	$0	$7,350		$259,750
Richard S. Gray, Senior Vice President, Marketing and Communications(6)	2011	$225,000	$0	$76,320	$0	$150,000	$7,350	(5)	$458,670
	—
	—
Jon F. Chait, Former Chairman and Chief Executive Officer(7)	2011	$72,113	$0	$0	$0	$0	$0		$72,113
	2010	$500,000	$0	$341,250	$0	$667,000	$0		$1,508,250
	2009	$500,000	$0	$7,200	$0	$0	$0		$507,200

(1)	The dollar amount consists of (i) a $200,000 discretionary cash bonus awarded to Mr. Marquez at the discretion of the Compensation Committee in recognition of Mr. Marquez’s performance as Chief Executive Officer during 2011 and (ii), pursuant to Mr. Marquez’s employment agreement, a $339,577 minimum cash bonus for 2011, which represents 90% of his annual base salary, prorated for 2011 based on the number of days from his effective date of employment with our company (May 13, 2011) and December 31, 2011.

(2)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of restricted stock and restricted stock units granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 9 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011. Awards of restricted stock that we granted in 2011 to our named executive officers, except Mr. Marquez who received restricted stock units, are subject to performance conditions based on our 2011 EBITDA and gross margin growth that determine the number of shares of restricted stock that will be subject to service vesting conditions. See note 2 to the Grants of Plan-Based Awards table. Based on our actual 2011 EBITDA and 2011 gross margin growth, the dollar amounts in the table on the previous page reflect the maximum number of shares that will vest subject to service vesting conditions. The restricted stock units that we granted in 2011 to Mr. Marquez vest 50% upon completion of two years of employment, 25% upon completion of three years of employment and 25% upon completion of four years of employment with us.
(3)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of stock options granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 9 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011. The stock options that we granted in 2011 to Mr. Marquez vest 50% upon completion of two years of employment and 50% upon completion of three years of employment with us.
(4)	For Mr. Marquez, the dollar amount consists of $45,469 for round trip airline tickets for Mr. Marquez and his wife on their first trip to New York and for both of them and their three children to travel round trip from New York and Madrid, Spain twice during 2011; $200,000 for a relocation and temporary housing allowance in New York; $1,200 for tax equalization payments accrued in 2011; $69,500 for legal fees and expenses for legal counsel in connection with the negotiation, drafting and review of Mr. Marquez’s employment agreement; $10,000 of fees to an accounting firm in connection with the preparation of Mr. Marquez’s tax equalization documentation; and $7,350 for matching contributions under our 401(k) Savings Plan.
(5)	Consists only of our matching contributions under our 401(k) Savings Plan. Certain personal benefits we provided to the named executive officers are not included in the table because the aggregate amount of such personal benefits for each named executive officer was less than $10,000.
(6)	On January 20, 2012, we entered into a separation agreement with Mr. Gray, pursuant to which his employment with us will end effective March 31, 2012.
(7)	On February 22, 2011, Mr. Chait’s employment as Chairman and Chief Executive Officer of the Company terminated.

Grants of Plan-Based Awards

The following table sets forth information regarding the awards that we made to the named executive officers during 2011 under our 2011 Incentive Compensation Program (“ICP”), our 2009 Incentive Stock and Awards Plan (“ISAP”) and, with respect to Mr. Marquez, the Restricted Stock Unit Award Agreement and Stock Option Agreement that we entered into with Mr. Marquez in connection with his commencement of employment as Chief Executive Officer of our company. The columns under “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” show the threshold, target and maximum bonus amounts that could have been earned under the 2011 Incentive Compensation Program.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Manuel Marquez
ICP		$270,000	$540,000	Uncapped	—	—	—
Restricted Stock Units	5/13/11							100,000			$518,000
Stock Options	5/13/11								400,000	$5.18	$1,401,480
Mary Jane Raymond
ICP		$116,725	$233,450	$466,900				—	—	—
ISAP – Restricted Stock	2/16/11				23,100	46,200	70,000				$445,200
Frank P. Lanuto
ICP		$93,000	$186,000	$372,000				—	—	—
ISAP – Restricted Stock	2/16/11				3,960	7,920	12,000				$76,320
Latham Williams
ICP		$99,375	$198,750	$397,500				—	—	—
ISAP – Restricted Stock	2/16/11				3,960	7,920	12,000				$76,320
Neil J. Funk
ICP		$62,500	$125,000	$250,000				—	—	—
ISAP – Restricted Stock	2/16/11				3,960	7,920	12,000				$76,320
Richard S. Gray
ICP		$75,000	$150,000	$300,000				—	—	—
ISAP – Restricted Stock	2/16/11				3,960	7,920	12,000				$76,320
Jon F. Chait
ICP	—	—	—	—	—	—	—	—	—	—	—

(1)	The 2011 threshold and target data and results under our 2011 Incentive Compensation Program for our named executive officers is found in “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”
(2)	The performance vesting conditions with respect to the restricted stock are satisfied as follows: (a) 60% of the shares of restricted stock (the “EBITDA Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved income (loss) from continuing operations before inclusion of provision for income taxes, other income (expense), interest income (expense), and depreciation and amortization for the year ended December 31, 2011 equal to or greater than $25.0 million, provided that the shares of EBITDA Restricted Stock shall vest (subject to satisfaction of the service vesting conditions) pro rata for EBITDA performance between $0 and $25.0 million; and (b) 40% of the shares of restricted stock (the “Gross Margin Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved gross margin growth (measured as a percentage of growth) for the year ended December 31, 2011 as compared to the year ended December 31, 2010 equal to or greater than 10%, provided that the shares of Gross Margin Restricted Stock vest pro rata for gross margin growth between 1% and 10%. The executive will forfeit the number of shares of EBITDA Restricted Stock and Gross Margin Restricted Stock that do not vest pursuant to the preceding sentence. To the extent the performance vesting conditions above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).
(3)	The dollar amount shown reflects the aggregate grant date fair value of the amounts of restricted stock awards, restricted stock unit awards and option awards calculated in accordance with FASB ASC Topic 718.

Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

CEO Employment Agreement

Pursuant to the CEO Employment Agreement, we employ Mr. Marquez as Chairman and Chief Executive Officer of our company. The CEO Employment Agreement entitles Mr. Marquez to:

•	an annual base salary of $600,000, subject to a 4% increase in each of 2013 and 2015;
•	for 2011 and 2012, a minimum bonus equal to 90% of his then-current base salary, prorated for 2011 for the partial year, in each case, subject to his continued employment with our company;
•	a retention bonus of $125,000 for 2013 and $75,000 for 2014, payable in twelve monthly installments and subject to Mr. Marquez’s continued employment with our company on such dates;
•	reimbursement of the travel expenses incurred by Mr. Marquez and his spouse for their first trip to New York and an allowance, based on the reasonable estimate for business class airfare, for both of them and their three children to travel round trip from New York to Madrid, Spain, twice each year during the term of Mr. Marquez’s employment;
•	a relocation and temporary housing allowance of $200,000 and $150,000 for 2011 and 2012, respectively, subject to his continued employment with our company;
•	tax equalization payments to the extent the income taxes Mr. Marquez is required to pay in the United States for Company compensation exceed the income taxes he would have paid in Spain;
•	four weeks of vacation per year; and
•	other benefits of employment comparable to other senior management.

Executive Employment Agreements

We have Executive Employment Agreements with each of our other executive officers, including the named executive officers (except Mr. Chait and Mr. Marquez, who is covered by the CEO Employment Agreement described previously). Pursuant to the Executive Employment Agreements, we agree to employ each of the executives for one-year terms, with automatic, annual extensions of additional one-year terms. The Executive Employment Agreements entitle the executives to:

•	an annual base salary in the amount of at least $350,000 for Ms. Raymond (until January 1, 2012 as discussed below), $310,000 for Mr. Lanuto, $265,000 for Mr. Williams (until January 1, 2012 as discussed below), $250,000 for Mr. Funk and $225,000 for Mr. Gray;
•	eligibility to receive an annual bonus as provided in our senior management bonus plan;
•	four weeks of vacation per year; and
•	other benefits of employment comparable to other senior management.

Ms. Raymond also is entitled to an allowance for housing in New York, although because such allowance was not needed in 2011, we did not pay her such an allowance in 2011.

In December 2011, the Compensation Committee approved an increase to the annual base salary of Ms. Raymond from $350,000 to $375,000 and Mr. Williams from $265,000 to $300,000, and such increases became effective January 1, 2012. The Compensation Committee increased their annual base salaries for the reasons described previously in “Compensation Discussion and Analysis — Compensation and Benchmarking Studies.”

We have the right to terminate each executive’s employment at any time, subject to the provisions of the CEO Employment Agreement and the Executive Employment Agreements described under “Potential Payments Upon Termination or Change in Control — CEO Employment Agreement” and “Potential Payments Upon Termination or Change in Control — Executive Employment Agreements.”

2011 Incentive Compensation Program

Our Compensation Committee annually sets bonus performance targets to help drive growth in our financial performance year-over-year. For 2011, this growth was measured in dollars of adjusted EBITDA, on a constant currency basis. Adjusted EBITDA was calculated net of bonuses payable under the program. For 2011, growth also was measured by the percentage increase in our gross margin over prior year gross margin results, provided that adjusted EBITDA exceeded threshold. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives” for a discussion of the adjusted EBITDA targets and thresholds and the gross margin percentage increase applicable for the named executive officers.

Restricted Stock

The grants of restricted stock made to our named executive officers in February 2011 vest based on performance conditions and service conditions as described in “Elements of Compensation — Long-Term Incentive.” See “Potential Payments Upon Termination or Change in Control — Restricted Stock Agreements” for a description of the terms of the restricted stock triggered upon a termination of the employment of a named executive officer or a change in control of our company.

Restricted Stock Units

The grants of restricted stock units that we made to Mr. Marquez in 2011 vest (i) 50% upon completion of two years of employment, (ii) 25% upon completion of three years of employment and (iii) 25% upon completion of four years of employment with us. See “Potential Payments Upon Termination or Change in Control — Restricted Stock Unit Award Agreement with Manuel Marquez” for a description of the terms of the restricted stock units triggered upon a termination of the employment of Mr. Marquez or a change in control of our company.

Stock Options

The grants of stock options that we made to Mr. Marquez in 2011 vest (i) 50% upon completion of two years of employment and (ii) 50% upon completion of three years of employment with us. See “Potential Payments Upon Termination or Change in Control — Stock Option Agreement with Manuel Marquez” for a description of the terms of the stock options triggered upon a termination of the employment of Mr. Marquez or a change in control of our company.

Outstanding Equity Awards at December 31, 2011

The following table sets forth information on outstanding stock option, restricted stock and restricted stock unit awards held by the named executive officers at December 31, 2011, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option and the market value of shares of restricted stock and restricted stock units that have not vested based on the closing market price for our common stock on December 31, 2011 of $4.79.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options — Exercisable		Number of Securities Underlying Unexercised Options — Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Manuel Marquez	0		400,000	(1)	$5.18	5/13/2021	100,000	(2)	$479,000
Mary Jane Raymond	140,000	(3)	0		$25.94	12/1/2015	32,160	(10)	$154,046
	50,000	(4)	0		$14.53	5/5/2016	14,667	(9)	$70,255
							70,000	(11)	$335,300
Frank P. Lanuto	0		0		—	—	12,000	(11)	$57,480
							10,000	(9)	$47,900
							8,040	(10)	$38,512
Latham Williams	1,500	(12)	0		$6.83	4/11/2013	12,000	(11)	$57,480
	12,000	(5)	0		$13.25	1/18/2015	5,334	(9)	$25,550
	5,000	(6)	0		$16.00	2/15/2016	8,040	(10)	$38,512
	7,500	(7)	0		$16.90	2/6/2017
Neil J. Funk	6,000	(8)	0		$11.07	8/4/2013	12,000	(11)	$57,480
	15,000	(5)	0		$13.25	1/18/2015	6,667	(9)	$31,935
	5,000	(7)	0		$16.90	2/6/2017	8,040	(10)	$38,512
Richard S. Gray	18,000	(13)	0		$9.17	6/25/2013	12,000	(11)	$57,480
	80,000	(14)	0		$13.25	1/18/2015	9,334	(9)	$44,710
							8,040	(10)	$38,512
Jon F. Chait	0		0		—	—	50,250	(10)	$240,698

(1)	The options were granted on May 13, 2011 and vest 50% upon completion of two years of employment and 50% upon completion of three years of employment with us.
(2)	The restricted stock units were granted on May 13, 2011 and vest 50% upon completion of two years of employment, 25% upon completion of three years of employment and 25% upon completion of four years of employment with us.
(3)	The options were granted on December 1, 2005 and vest over four years with 50% vesting on the third anniversary of the grant date and 50% vesting on the fourth anniversary of the grant date.
(4)	The options were granted on May 5, 2006 and vest on the anniversary of the grant date in four equal, annual installments.
(5)	The options were granted on January 18, 2005 and vest on the anniversary of the grant date in four equal, annual installments.
(6)	The options were granted on February 15, 2006 and vest on the anniversary of the grant date in four equal, annual installments.
(7)	The options were granted on February 6, 2007 and vest on the anniversary of the grant date in four equal, annual installments.
(8)	The options were granted on August 4, 2003 and vest over three years with 50% vesting on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 25% on the third anniversary of the grant date.

(9)	Shares of restricted stock were granted on February 24, 2009 and vest based on our share price. They vest in one-third increments on each of the first three anniversaries of the grant date, provided that the 20-day average closing price of a share of our common stock on the Nasdaq Global Select Market meets or exceeds the applicable share price target at any time on or prior to the anniversary date and the executive remains employed by us through the anniversary date.
(10)	Shares of restricted stock were granted on February 17, 2010 and vest based on performance conditions and service conditions. The performance vesting conditions with respect to the restricted stock are satisfied as follows: (a) 60% of the shares of restricted stock (the “EBITDA Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved income (loss) from continuing operations before inclusion of provision for income taxes, other income (expense), interest income (expense), and depreciation and amortization for the year ended December 31, 2010 equal to or greater than $0; and (b) 40% of the shares of restricted stock vest upon the determination by the Compensation Committee that our company achieved gross margin growth (measured as a percentage of growth) for the year ended December 31, 2010 as compared to the year ended December 31, 2009 equal to or greater than 5%, provided that the shares of Gross Margin Restricted Stock vest pro rata for gross margin growth between 1% and 5%. The executive will forfeit the number of shares of EBITDA Restricted Stock and Gross Margin Restricted Stock that do not vest pursuant to the preceding sentence. To the extent the performance vesting conditions above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest upon the determination of the satisfaction of the performance vesting conditions, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).
(11)	Shares of restricted stock were granted on February 16, 2011 and vest based on performance conditions and service conditions as described above in “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.” The performance vesting conditions with respect to the restricted stock are satisfied as follows: (a) 60% of the shares of restricted stock (the “EBITDA Restricted Stock”) vest upon the determination by the Compensation Committee that our company achieved income (loss) from continuing operations before inclusion of provision for income taxes, other income (expense), interest income (expense), and depreciation and amortization for the year ended December 31, 2011 equal to or greater than $25.0 million, provided that the shares of EBITDA Restricted Stock shall vest (subject to satisfaction of the service vesting conditions) pro rata for EBITDA performance between $0 and $25.0 million; and (b) 40% of the shares of restricted stock vest upon the determination by the Compensation Committee that our company achieved gross margin growth (measured as a percentage of growth) for the year ended December 31, 2011 as compared to the year ended December 31, 2010 equal to or greater than 10%, provided that the shares of Gross Margin Restricted Stock vest pro rata for gross margin growth between 1% and 10%. The executive will forfeit the number of shares of EBITDA Restricted Stock and Gross Margin Restricted Stock that do not vest pursuant to the preceding sentence. To the extent the performance vesting conditions above have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) 33% of the shares of restricted stock vest on the first anniversary of the grant date, (ii) 33% of the shares of restricted stock vest on the second anniversary of the grant date and (iii) 34% of the shares of restricted stock vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii).
(12)	The options were granted on April 11, 2003 and vest over three years with 50% vesting on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 25% on the third anniversary of the grant date.
(13)	The options were granted on June 25, 2003 and vest over three years with 50% vesting on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 25% on the third anniversary of the grant date.
(14)	The options were granted on January 18, 2005 and vest over four years with 50% vesting on the third anniversary of the grant date and 50% vesting on the fourth anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2011 for each of our named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Manuel Marquez	0	$0	0	$0
Mary Jane Raymond	0	$0	23,173	$137,498
Frank P. Lanuto	0	$0	15,627	$81,288
Latham Williams	0	$0	6,626	$39,646
Neil J. Funk	0	$0	7,293	$43,868
Richard S. Gray	0	$0	8,626	$52,306
Jon F. Chait	0	$0	24,750	$142,313

(1)	Reflects the amount calculated by multiplying the number of shares of restricted stock vested by the market price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain plans that will require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our company. The estimated amount of compensation payable to each named executive officer (other than Mr. Chait and Mr. Gray) in each situation is listed in the tables below, assuming that the termination and/or change in control of our company occurred at December 30, 2011, the last business day of our fiscal year, and that our common stock is valued at $4.79, the closing market price for our common stock on December 30, 2011. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables. Mr. Chait did not receive any compensation in connection with his employment as Chief Executive Officer of our company terminating on February 22, 2011. On January 20, 2012, we entered into a separation agreement with Mr. Gray, pursuant to which his employment with us will end effective March 31, 2012. The payments and other benefits that Mr. Gray will receive in connection with the termination of his employment pursuant to the separation agreement are described below.

Payments and Benefits to Manuel Marquez(1)
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$1,740,000	$0	$0	$0	$2,280,000
Health and Dental Insurance	$0	$11,001	$0	$0	$0	$11,001
Advisor Fees	$0	$0	$0	$0	$0	$0
Vesting of Restricted Stock	$0	$0	$479,000	$0	$479,000	$479,000
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$1,751,001	$479,000	$0	$479,000	$2,770,001

(1)	The amounts shown do not reflect the amount of any tax equalization payment that we would be required to pay to Mr. Marquez if the income taxes Mr. Marquez is required to pay in the United States for the compensation shown in the table exceed the income taxes he would have paid in Spain.

Payments and Benefits to Mary Jane Raymond
	Termination by Company for Cause or by Executive	Termination by Company Without Cause		Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$350,000		$0	$0	$0	$583,450
Health and Dental Insurance	$0	$9,647		$0	$0	$0	$9,647
Advisor Fees	$0	$0		$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$105,380	(1)	$558,843	$0	$558,843	$558,843
Vesting of Stock Options	$0	$0		$0	$0	$0	$0
Total	$0	$465,027		$558,843	$0	$558,843	$1,166,940

(1)	22,000 shares of restricted stock vest if Ms. Raymond is terminated without cause by the Company prior to May 13, 2012.

Payments and Benefits to Frank P. Lanuto
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$310,000	$0	$0	$0	$496,000
Health and Dental Insurance	$0	$17,004	$0	$0	$0	$17,004
Advisor Fees	$0	$0	$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0	$143,702	$0	$143,702	$143,702
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$327,004	$143,702	$0	$143,702	$671,706

Payments and Benefits to Latham Williams
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$265,000	$0	$0	$0	$463,750
Health and Dental Insurance	$0	$23,695	$0	$0	$0	$23,695
Advisor Fees	$0	$0	$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0	$121,347	$0	$121,347	$121,347
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$288,695	$121,347	$0	$121,347	$623,792

Payments and Benefits to Neil J. Funk
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$250,000	$0	$0	$0	$375,000
Health and Dental Insurance	$0	$0	$0	$0	$0	$0
Advisor Fees	$0	$0	$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0	$127,737	$0	$127,737	$127,737
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$250,000	$127,737	$0	$127,737	$517,737

CEO Employment Agreement

We have a CEO Employment Agreement with Manuel Marquez. Under the CEO Employment Agreement, we have the right to terminate Mr. Marquez’s employment at any time. If we terminate Mr. Marquez’s employment without cause or Mr. Marquez terminates his employment for good reason, then Mr. Marquez will be entitled to receive severance pay in an amount equal to (i) if the termination occurs prior to the second anniversary of the CEO Employment Agreement, Mr. Marquez’s target annual bonus plus Mr. Marquez’s then-current base salary for a period of twenty-four months following his separation from service or (ii) if the termination occurs on or after the second anniversary of the CEO Employment Agreement, Mr. Marquez’s then-current base salary for a period of twelve months following his separation from service. We will also provide Mr. Marquez with a pro-rata bonus for the year of termination for a termination after December 31, 2013 and health and dental insurance benefits for a period up to the length of the applicable twenty-four or twelve month severance period.

Under the CEO Employment Agreement, after a change in control of our company, if Mr. Marquez’s employment is terminated by us other than by reason of death, disability or cause or by Mr. Marquez for good reason, then we will pay Mr. Marquez a cash termination payment equal to two times his then-current annual base salary and his target annual bonus. We will also provide Mr. Marquez health and dental insurance benefits for a period of up to twenty-four months after the termination. Mr. Marquez is not entitled to an excise tax gross-up payment after a change in control of our company. However, if any portion of the severance payments or any other payments under the CEO Employment Agreement or under any other agreement with Mr. Marquez would result in the imposition on him of an excise tax under the Internal Revenue Code, then the total amount of such payments will be delivered either in full (with Mr. Marquez paying the applicable excise tax) or in a reduced amount such that no portion of such payments would be subject to excise tax, whichever results in the receipt of the greatest benefit on an after-tax basis.

As a condition to entering into the CEO Employment Agreement, Mr. Marquez agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, not to solicit for one year clients who we provided services during the twelve months preceding the date of his termination and not to solicit or hire for one year any individual we employed on the date of his termination. Mr. Marquez also agreed that, for a period of one year after termination of employment, he will not disparage us.

The CEO Employment Agreement defines the following terms:

•	“Cause” means:
•	the willful failure of Mr. Marquez to perform his duties and obligations in any material respect (other than any failure resulting from illness or disability);
•	acts of dishonesty or willful misconduct by Mr. Marquez with respect to us;
•	conviction of a felony or of a violation of any law involving moral turpitude, dishonesty or fraud, or a pleading of guilty or nolo contendere to such charge;

•	any material breach of the agreement or our confidentiality, non-solicitation and work product assignment agreement; or
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation.
•	“Disability” means Mr. Marquez is physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his essential job duties or any substantially similar position of employment by reason of any medically determinable physical or mental impairment for a total of 180 days, whether consecutive or not, during any rolling twelve month period.
•	“Change in control” means:
•	the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us;
•	our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than sale of substantially all of our assets to an entity at least 75% of combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale;
•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or
•	individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors.
•	Other than in connection with a change in control of our company, “good reason” means:
•	any changes in Mr. Marquez’s authority, duties and responsibilities which are materially inconsistent with his duties and responsibilities provided for under the agreement;
•	any material reduction of Mr. Marquez’s salary, aggregate incentive compensation opportunities (excluding any reduction in incentive compensation awards due to the economic performance of our company) or aggregate benefits;
•	any required relocation of Mr. Marquez’s office beyond a 50 mile radius from Manhattan, New York;
•	any failure by us to obtain the assumption of the agreement by a successor to our company in accordance with the agreement; or
•	a material breach of the agreement by us.
•	In connection with a change in control of our company, “good reason” means:
•	any breach of the agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice thereof given by Mr. Marquez;
•	any reduction in Mr. Marquez’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to Mr. Marquez in effect at any time during the 180-day period prior to the change in control;

•	a good faith determination by Mr. Marquez that there has been a material adverse change, without Mr. Marquez’s written consent, in Mr. Marquez’s working conditions or status with us relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within ten days after receipt of notice thereof given by Mr. Marquez;
•	the relocation of Mr. Marquez’s principal place of employment to a location more than 50 miles from Mr. Marquez’s principal place of employment on the date 180 days prior to the change in control;
•	we require Mr. Marquez to travel on company business 20% in excess of the average number of days per month Mr. Marquez was required to travel during the 180-day period prior to the change in control; or
•	Mr. Marquez voluntary terminates his employment for any reason during the 30-day period beginning on the first anniversary of the change in control.

Executive Employment Agreements

We have Executive Employment Agreements with each of our executive officers, including the named executive officers (other than Mr. Chait and Mr. Marquez, who is covered by the CEO Employment Agreement described above). If the executive officer dies during the term of the Executive Employment Agreement, if we terminate the executive officer’s employment as a result of the executive officer’s disability or for cause, or if the executive officer voluntarily terminates employment with us, then we will have no further obligation to the executive officer or his or her estate, except to pay base salary earned through the date of death or termination.

If we terminate the executive officer’s employment without cause or do not renew the executive officer’s employment agreement, then, subject to the executive officer executing our then-current form of general release agreement, the executive officer will be entitled to receive base salary earned through the date of termination, a severance payment equal to his or her then-current base salary for a period of twelve months following such termination made in equal installments on our regular pay dates, our portion of the premiums for providing continued health and dental insurance benefits to the executive officer for twelve months after termination (with only the executive’s portion of such premiums deducted from the executive officer’s severance payment). The severance payment, plus accrued interest, will not be paid to the executive officer until six months after the executive officer’s termination, unless the severance payment is less than a certain amount, as prescribed by statute.

After a change in control of our company, if the executive officer’s employment is terminated by us other than by reason of death, disability or for cause or by the executive officer for good reason, then the executive officer is entitled to a lump-sum severance payment equal to the executive officer’s annual base salary immediately prior to termination, and the executive officer’s target annual bonus under our senior management bonus plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. Prior to February 2012, the Executive Employment Agreements provided that, subject to limited exceptions, if the payments under the Executive Employment Agreements or under any other agreement or plan of our company are “excess parachute payments” for purposes of the Internal Revenue Code, then we will pay the executive officer the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment. On July 27, 2011, the Compensation Committee approved the removal of the excise tax gross-up payment from the Executive Employment Agreements for our continuing executive officers so that the Executive Employment Agreements provide instead that, upon a termination of employment after a change in control of our company, if any portion of the executive’s termination payment would constitute an “excess parachute payment” then the termination payment made to the executive shall either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. The Compensation Committee approved these amendments because the Compensation Committee no longer considered the provision of such excise tax gross-up payments to be appropriate. The amended agreements were entered into in February 2012.

The amounts in the tables previously described for executive officers who have an Executive Employment Agreement assume that:

•	health and dental insurance benefits will continue for twelve months after termination at the current cost per year for each executive officer;
•	for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that restricted stock grants in 2011 were made in contemplation of a change in control pursuant to regulations issued under the Internal Revenue Code; and
•	legal and accounting advisor fees are the maximum possible under the Executive Employment Agreements.

As a condition to entering into the Executive Employment Agreement, each executive officer agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, to not solicit for one year clients who we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed on the date of the executive officer’s termination. Each executive officer also agreed that, after termination of employment, the executive officer will not disparage us.

The Executive Employment Agreements define the following terms:

•	“Cause” means:
•	the willful or negligent failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within fifteen days after receipt of written notice of such failure;
•	acts of dishonesty or willful misconduct by the executive with respect to us;
•	conviction of a felony or violation of any law involving moral turpitude, dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge;
•	repeated refusal to perform the reasonable and legal instructions of the executive’s supervisors;
•	any material breach of the agreement or our confidentiality, non-solicitation and work product assignment agreement; or
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation.
•	“Change in control” generally has the same meaning as set forth previously under “CEO Employment Agreement.”
•	“Disability” means the executive is unable to perform the executive’s essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve month period.
•	“Good reason” means:
•	any breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice;
•	any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the executive in effect during the 180-day period prior to a change in control;
•	the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed;

•	a good faith determination by the executive that there has been a material adverse change in the executive’s working conditions or status with us relative to the most favorable working conditions or status during the 180-day period prior to a change in control;
•	the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date 180 days prior to a change in control; or
•	we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the 180-day period prior to the change in control.

Executive Excise Tax Gross-Up Agreement

We had an Executive Excise Tax Gross-Up Agreement (the “Gross-Up Agreement”) with Mr. Chait. The Gross-Up Agreement provided that, after a change in control of our company, if Mr. Chait’s employment is terminated by us other than by reason of death, disability or for cause or by Mr. Chait for good reason, subject to limited exceptions, and the payments under the Gross-Up Agreement or under any other agreement with or plan of our company are “excess parachute payments” for purposes of the Internal Revenue Code, then we would pay Mr. Chait the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment. Since Mr. Chait was no longer employed by us after February 22, 2011, the Gross-Up Agreement expired by its terms.

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited, except, in the case of awards of restricted stock under the 2009 Incentive Stock and Awards Plan, if (a) for awards granted prior to February 21, 2012, an executive officer immediately becomes a non-employee director, then such executive officer will not be considered to have terminated employment until his or her service as a director has ceased and (b), for certain awards of restricted stock granted on February 16, 2011, an executive officer is terminated without cause prior to the first anniversary of the appointment of a new Chief Executive Officer, then the shares of restricted stock that have not yet become fully vested will fully vest.

If the executive officer’s employment terminates by reason of the executive officer’s death, then (i) for awards of restricted stock granted on February 24, 2009, the shares of restricted stock that have not yet become fully vested as a result of an anniversary date not having been reached will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the applicable share price target with respect to such anniversary date shall have been achieved on or prior to the date of such termination of employment, and (ii) for awards of restricted stock granted on or after February 17, 2010, the shares of restricted stock that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment. Effective upon a change in control of our company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed.

The amounts in the tables previously described include the value attributable to unvested restricted stock held by our named executive officers (other than Mr. Chait and Mr. Marquez) valued at the closing price of our common stock on December 31, 2011.

As a condition to the grant of the restricted stock, the Restricted Stock Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Change in control” in the Restricted Stock Agreements has the same meaning set forth previously under “CEO Employment Agreement.”

Stock Option Agreements

When we make grants of options to our executive officers, including the named executive officers, we enter into Stock Option Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If we terminate the executive officer’s employment for cause, then any option held by the executive officer will immediately terminate and cease to be exercisable. If an executive officer ceases to be employed by us for any reason other than death or for cause, then that portion of the option which is exercisable on the date of the executive officer’s termination of employment will remain exercisable for a period of six months after such date and the remaining portion of the option will automatically expire on such date. If the executive officer’s employment terminates by reason of the executive officer’s death, then the option will become fully vested and will remain exercisable by the executive officer’s beneficiary for a period of one year after the date of the executive officer’s death. Effective upon a change in control of our company, the option will fully vest and will immediately become exercisable, except if our stockholders will receive capital stock of another corporation in connection with a change in control of our company and our Board of Directors determines that the option will be converted into an option to purchase shares of such capital stock. The amounts in the tables previously described include the value attributable to unvested stock options held by our named executive officers (other than Mr. Chait and Mr. Marquez) valued at the amount by which the closing price of our common stock on December 31, 2011 exceeded the exercise price of the unvested options.

As a condition to the grant of the option, the Stock Option Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Cause” and “change in control” in the Stock Option Agreements have the same meanings set forth previously under “CEO Employment Agreement.”

Restricted Stock Unit Award Agreement with Manuel Marquez

We have a Restricted Stock Unit Award Agreement with Manuel Marquez. Under the Restricted Stock Unit Award Agreement, if Mr. Marquez’s employment is terminated by us for cause or by Mr. Marquez other than for good reason or disability, then the units that have not yet become fully vested will be forfeited. If we terminate Mr. Marquez’s employment for any reason other than cause, if Mr. Marquez terminates his employment for good reason, or if Mr. Marquez’s employment terminates by reason of disability, then a pro-rata portion of the units will vest based on the date of termination in relation to the grant date and the remaining units will be forfeited. If Mr. Marquez’s employment terminates by reason of death, then the units will become fully vested. After a change in control of our company, if Mr. Marquez’s employment is terminated by us other than by reason of death, disability or for cause or by Mr. Marquez for good reason, then, upon such termination, all units that have not yet become fully vested will fully vest. “Cause”, “good reason”, “disability” and “change in control” in the Restricted Stock Unit Award Agreement have the same meanings set forth previously under “CEO Employment Agreement.”

The amount in the table previously described includes the value attributable to unvested restricted stock units held by Mr. Marquez valued at the closing price of our common stock on December 31, 2011.

Stock Option Agreement with Manuel Marquez

We have a Stock Option Agreement with Manuel Marquez. Under the Stock Option Agreement, if Mr. Marquez’s employment is terminated by us for cause, then the option, whether or not otherwise exercisable, will immediately terminate and cease to be exercisable. If we terminate Mr. Marquez’s employment for any reason other than cause, if Mr. Marquez terminates his employment for good reason, or if Mr. Marquez’s employment terminates by reason of disability, then a pro-rata portion of the options will become vested and exercisable based on the date of termination in relation to the grant date. If Mr. Marquez terminates his employment with us other than for good reason or disability, then any options not vested and exercisable on the date of such termination will immediately terminate. If Mr. Marquez’s employment terminates by reason of death, then the options will become fully vested. After a change in control of our company, if Mr. Marquez’s employment is terminated by us other than by reason of death, disability or for cause or by Mr. Marquez for good reason, then all options that have not yet become fully vested will fully vest and become immediately exercisable. “Cause”, “good reason”, “disability” and “change in control” in the Stock Option Agreement have the same meanings set forth previously under “CEO Employment Agreement.”

The amount in the table previously described includes the value attributable to unvested stock options held by Mr. Marquez valued at the amount by which the closing price of our common stock on December 31, 2011 exceeded the exercise price of the unvested options.

Separation Agreement with Richard S. Gray

On January 20, 2012, we entered into a separation agreement with Mr. Gray, which superseded his employment agreement with us and pursuant to which his employment with us will end effective March 31, 2012. Under the agreement, Mr. Gray is entitled to a severance benefit of $225,000 payable in equal semi-monthly installments for a period of twelve months after the termination of his employment. As also provided in the agreement, Mr. Gray’s nonvested shares of restricted stock, which were scheduled to vest based on certain performance and service conditions, will become fully vested on March 31, 2012. The value attributable to unvested shares of restricted stock held by Mr. Gray valued at the closing price of our common stock on December 31, 2011 was $100,145. Also, as provided in the agreement, we will continue to pay our portion of Mr. Gray’s group medical and dental insurance premium during the twelve month severance period, which we estimate to be valued at $14,784 provided that Mr. Gray pays his portion of the group medical and dental insurance premium in the form of a deduction from his severance benefit. Pursuant to the agreement, Mr. Gray provided us and our affiliates a general liability release and agreed to not solicit certain of our clients and employees for one year following the termination of his employment and to keep confidential and proprietary business information of ours confidential and to return such information to us upon the termination of his employment.

COMPENSATION POLICIES AND PRACTICES AND RISK

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our company.

Our compensation policies and practices also do not encourage excessive or inappropriate risk for several reasons, including:

•	salaries are generally targeted at median market levels;
•	cash bonuses are capped, except in extremely rare cases, and are determined using subjective and objective criteria;
•	equity awards have service, and often performance, vesting requirements;
•	we have stock ownership guidelines for our executive officers; and
•	we offer only customary benefits, such as health care and a defined contribution plan.

We believe these compensation policies and practices provide an appropriate balance between short term and long term incentives, encourage our employees to produce superior results for our company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our company and stockholders.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement disclose information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in these sections when evaluating our approach to compensating our named executive officers.

Our Board of Directors, the Compensation Committee of our Board of Directors, the Senior Human Resources Officer and the Compensation Committee’s independent compensation consultant, when appropriate, monitor executive compensation programs and adopt changes, when appropriate, to our compensation program to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. Beginning in mid-2011, the Chief People Officer assumed the role of monitoring our executive compensation programs previously held by the Senior Human Resources Officer as described in a prior section.

The objectives of our executive compensation programs are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has taken the following compensation actions.

•	Targeting base salaries and long term equity incentives at median market levels for comparable companies.
•	Designing annual cash incentives to provide awards above median market levels for comparable companies only for above median performance.
•	Linking vesting of restricted stock awards to our financial performance through EBITDA and gross margin growth targets.
•	Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees, and the aggregate amount of such perquisites for each named executive officer in any year reflected under “Executive Compensation — Summary Compensation Table” has not exceeded $10,000, other than for Mr. Marquez pursuant to his CEO Employment Agreement.
•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.
•	Amending our Executive Employment Agreements to eliminate excise tax gross-ups, and entering into a CEO Employment Agreement that does not provide for an excise tax gross-up.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders and to require our executive officers to own a significant amount of our common stock. Please refer to the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy and the actual compensation provided to our named executive officers.

The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF
THE HUDSON HIGHLAND GROUP, INC.
2009 INCENTIVE STOCK AND AWARDS PLAN

Summary of Proposal

General.  Our Board of Directors is seeking stockholder approval of the Hudson Highland Group, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated, which we refer to as the “Plan.” We amended and restated the Plan primarily to increase the number of shares of our Common Stock authorized for issuance under the Plan by 2,500,000 shares to continue to meet our compensation goals for current and future years.

The two complementary goals of the Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants or other independent contractors to our company and to increase stockholder value. Through the Plan, we seek to provide a direct link between stockholder value and compensation awards through the use of awards of shares of our Common Stock, monetary payments based on the value of our Common Stock and other incentive compensation awards that are based on our financial performance.

Background.  The Plan was initially approved by our stockholders and became effective on May 12, 2009.

On February 24, 2012, our Board of Directors approved the amendment and restatement of the Plan, subject to the approval of the stockholders at the 2012 annual meeting, to increase the total number of shares of Common Stock available for issuance under the Plan by 2,500,000 shares, to make awards granted under the plan expressly subject to any recoupment policy that we may adopt and to make certain other changes described below. As of February 24, 2012, there remain a total of approximately 606,392 shares available under the Plan, before any increase in available shares takes effect.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, and, as of February 27, 2012, there were 32,516,562 shares of Common Stock issued and outstanding. The market value of one share of Common Stock as of the close of market on March 9, 2012 was $5.08.

Plan Highlights.  The Plan contains the following provisions that govern award practices:

•	Administration by the Compensation Committee of our Board of Directors, which we refer to as the “Committee” and which is composed entirely of independent directors.
•	Performance-based awards that we approve under the Plan must be based on objective performance goals that the Committee establishes.
•	A change in control definition that is triggered only upon consummation of a change in control event.
•	Exercise prices for stock options and stock appreciation rights must be at least 100% of fair market value on the date of grant of the award.
•	Awards may not be repriced or backdated.
•	Stockholders must approve any plan amendment that constitutes a “material amendment” in accordance with NASDAQ standards.
•	Awards to individual participants are subject to limits, based on the type of award granted, as to the number of shares or value received.

Dilution.  The proposed amendment and restatement would increase the number of shares that we may issue under the Plan by 2,500,000 shares. This proposed increase in shares to be available for issuance under the Plan could result in a maximum potential dilution to our existing stockholders of approximately 6.78%.

We calculated the dilution level of 6.78% based on 32,516,562 shares of Common Stock outstanding as of February 27, 2012, 1,810,242 shares (consisting of 1,385,600 shares underlying stock options, 215,708 shares of unearned restricted stock not included in the shares of Common Stock outstanding and 208,934 shares underlying restricted stock units) reserved for outstanding awards as of February 27, 2012 and the proposed increase of 2,500,000 shares to be available for issuance under the Plan. Based on these figures, our fully-diluted number of shares of Common Stock outstanding is 36,826,804 shares after taking into account all shares already issued and the maximum number of shares that might be issued under the Plan, including the proposed increase of 2,500,000 shares to be available for issuance under the Plan.

Summary of the Terms of the Plan

General.  The following is a summary of the material provisions of the Plan as amended and restated. A copy of the Plan is attached to this Proxy Statement as Exhibit A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the Plan and the text of the Plan shall control if there is any inconsistency between this summary and the Plan text.

Administration and Eligibility.  The Plan is administered by the Compensation Committee (the “Committee”) of Hudson Highland Group, Inc. (the “Company”), which has the authority to interpret the provisions of the Plan; make, change and rescind rules and regulations relating to the Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Committee may designate any of the following as a participant under the Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants or other independent contractors who provide services to the Company or its affiliates and non-employee directors of the Company. The selection of participants is based upon the Committee’s opinion that the participant is in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. We currently have six non-employee directors, five officers and approximately 60 other employees who are eligible to participate in the Plan. We do not currently intend to grant awards under the Plan to any consultants.

Types of Awards.  Awards under the Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units or other stock-based awards as determined by the Committee. The Committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing contained in the Plan) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” so that the awards will avoid a plan failure as described in Code Section 409A(1). The Committee’s authorization includes the authority to defer payments or wait for specified distribution events, as provided in Code Section 409A(2).

Shares Reserved under the Plan.  Under the Plan prior to its amendment and restatement, 1,600,000 shares of Common Stock, plus any shares subject to awards granted under the Long Term Incentive Plan that would again become available for new grants under the terms of such plan if such plan were still in effect, were reserved for issuance, subject to adjustment as described below. The Plan as amended and restated provides that, subject to adjustment as described below, as of the date that our stockholders approve the Plan as amended and restated, an aggregate of 2,500,000 shares of Common Stock, plus the number of shares of Common Stock issuable under awards outstanding under the Plan as of such date, plus the number of shares available for issuance under the Plan that have not been made subject to an outstanding award as of such date, plus any shares subject to awards granted under the Long Term Incentive Plan that would again become available for new grants under the terms of such plan if such plan were still in effect, will be reserved for issuance under the Plan. The number of shares reserved for issuance will be depleted on the grant date of an award by the maximum number of shares of Common Stock, if any, with respect to which such award is granted.

In general, (a) if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, (d) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, (e) if shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, or (f) if shares are tendered or withheld in payment of the exercise price of an outstanding stock option or as a result of the net settlement of an outstanding stock appreciation right, then such shares may again be used for new awards under the Plan. Shares that are purchased by the Company using proceeds from option exercises may never be made available for issuance under the Plan.

No participant may be granted awards under the Plan that could result in such participant:

•	receiving options for, and/or stock appreciation rights with respect to, more than 500,000 shares of Common Stock during any fiscal year of the Company;
•	receiving awards of restricted stock and/or restricted stock units relating to more than 250,000 shares of Common Stock during any fiscal year of the Company;
•	receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of Common Stock, payment of more than 500,000 shares of Common Stock in respect of any period of two consecutive fiscal years of the Company, or for more than 750,000 shares of Common Stock in respect of any period of three consecutive fiscal years of the Company;
•	receiving, with respect to an annual incentive award in respect of any fiscal year of the Company, a cash payment of more than $3,000,000;
•	receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of Common Stock, a cash payment of more than $6,000,000 in respect of any period of two consecutive fiscal years of the Company or of more than $9,000,000 in respect of any period of three consecutive fiscal years of the Company; or
•	receiving other stock-based awards relating to more than 250,000 shares of Common Stock during any fiscal year of the Company.

Each of these limitations is subject to adjustment as described below.

Options.  The Committee has the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options are granted to participants at such time as the Committee determines. The Committee also determines the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee fixes the option price per share of Common Stock, which may never be less than the fair market value of a share of Common Stock on the date of grant. The Committee determines the expiration date of each option except that the expiration date may not be later than ten years after the date of grant. Options are exercisable at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding stock option award.

Stock Appreciation Rights.  The Committee has the authority to grant stock appreciation rights, which are also referred to as SARs. A SAR is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The Plan provides that the Committee determines all terms and conditions of each stock appreciation right including (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant date, which may not be a date prior to the date the Committee approves the grant, (iii) the number of shares of Common Stock to which the SAR relates, (iv) the grant price, which may never be less than the fair market value of the Common Stock subject to the SAR as determined on the date of grant, (v) the terms and conditions of exercise or maturity, including vesting, (vi) a term that must be no later than ten years after the date of grant, and (vii) whether the SAR will settle in cash, Common Stock or a combination of the two. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding SAR award.

Performance and Stock Awards.  The Committee has the authority to grant awards of shares of Common Stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Committee and/or upon the completion of a period of service. Restricted stock unit means the right to receive cash and/or shares of Common Stock the value of which is equal to the fair market value of one share, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance shares means the right to receive shares of Common Stock to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance units means the right to receive cash and/or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved.

The Committee determines all terms and conditions of the awards including (i) the number of shares of Common Stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock, and (v) with respect to performance units and restricted stock units, whether the awards will settle in cash, in shares of Common Stock, or in a combination of the two. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to unearned shares of Common Stock under a performance share, performance unit or restricted stock unit award.

Performance Goals.  For purposes of the Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to our company or any one or more of our subsidiaries, affiliates or other business units: revenues; gross margin; expenses; cost reductions; income including net income, operating income, income from continuing operations or margins; earnings or earnings per share, including before taxes, income taxes, interest, other non-operating expense, special charges, and/or depreciation and amortization; cash flow; debt; ratio of debt to equity or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; return on stockholders equity, capital, assets or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; working capital or any of its components, including accounts receivable or accounts payable; assets; stock price; dividend payments; economic value added; market share; employee engagement; or a combination of any of the foregoing. In addition, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other performance goals not listed in the Plan.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles (to the extent applicable, under the Plan as amended and restated), but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting principles, regulations or laws, (iii) changes in the value of individual balance sheet items in excess of $1,000,000 that impact the income statement, and (iv) mergers or acquisitions, that in all of the foregoing we identify in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of our annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by us; (iv) discontinued operations; (v) charges for reorganizing and restructuring; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss.

Other Stock-Based Awards.  The Committee has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, either alone or in addition to or in conjunction with other awards, and payable in shares of Common Stock or cash. Such awards may include shares of unrestricted Common Stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of Common Stock from us. The Committee determines all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of Common Stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of a share of Common Stock on the date of the award.

Incentive Awards.  The Committee has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Committee determines all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Committee specifies. The Committee may deem that performance goals subject to an award are achieved upon a participant’s death, disability or retirement or such other circumstances as the Committee may specify. The performance period for an annual incentive award must relate to a period of at least one of our fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of our fiscal years, except in each case, if the award is made at the time of commencement of employment with us or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the Committee determines that payment will be in shares of Common Stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Amendment of Minimum Vesting and Performance Periods.  Notwithstanding the requirements for minimum vesting and/or performance period for an award included in the Plan, the Plan provides that the Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant’s hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant’s death, disability or retirement or a change in control of our company.

Under the Plan, a change in control of our company is generally deemed to occur upon (i) the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us; (ii) (A) our stockholders approval of a plan of complete liquidation or dissolution of us or (B) the consummation of a sale or disposition by us of substantially all of our assets, other than a sale of substantially all of our assets to an entity at least 75% of combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale; (iii) any person, with certain exceptions, becoming the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or (iv) individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended ceasing to constitute a majority of our directors.

Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) transfer an award; provided that the participant may not receive consideration for such a transfer of an award.

Recoupment of Awards.  Under the Plan as amended and restated, any awards granted after the amendment and restatement and any shares of Common Stock issued or cash paid under such an award will be expressly subject to recoupment or clawback if required by any policy that we may adopt from time to time, or any applicable law, regulation or listing standard.

Adjustments.  If (i) we are involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) we subdivide or combine shares of Common Stock or declare a dividend payable in shares of Common Stock, other securities or other property, (iii) we effect a cash dividend that exceeds 10% of the trading price of the shares of Common Stock or any other dividend or distribution in the form of cash or a repurchase of shares of Common Stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur that, in the case of this clause (iv), in the judgment of the Committee requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of Common Stock subject to the Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of Common Stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Term of Plan.  Unless earlier terminated by the Board of Directors (or the Committee under the Plan as amended and restated), the Plan will remain in effect until the earlier of (i) May 12, 2019, which is the tenth anniversary of stockholder approval of the Plan, or (ii) the date all shares reserved for issuance have been issued.

Termination and Amendment.  The Board of Directors or the Committee may amend, alter, suspend, discontinue or terminate the Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;
•	stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and
•	stockholders must approve any amendment to the Plan that materially increases the number of shares of Common Stock reserved under the Plan or the limitations stated in the Plan on the number of shares of Common Stock that participants may receive through an award or that amends the provisions relating to the prohibition on re-pricing of outstanding options and SARs.

The Committee may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the Committee and the award holder, so long as any such action does not increase the number of shares of Common Stock issuable under the Plan. The Committee need not obtain the award holder’s consent for any such action that is permitted by the adjustment provisions of the Plan or for any such action: (i) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Common Stock is then traded; (ii) to the extent the Committee deems such action is necessary to preserve favorable accounting or tax treatment of any award for us; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the award holder. The Plan also provides that the Committee shall have the authority to modify or amend any award granted under the Long Term Incentive Plan to waive restrictions or conditions applicable to any such award or to include award terms consistent with the permitted terms of awards granted under the Plan, except that the Committee is prohibited from repricing awards as discussed below.

The authority of the Board and the Committee to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited.  Except for the adjustments provided for in the Plan, neither the Committee nor any other person may decrease the exercise price for any outstanding stock option or SAR after the date of grant, cancel an outstanding stock option or SAR in exchange for cash or other securities (other than cash or other securities with a fair market value equal to the excess of the fair market value of the shares subject to such stock option or SAR at the time of cancellation over the exercise or grant price for such shares), or allow a participant to surrender an outstanding stock option or SAR to us as consideration for the grant of a new stock option or SAR with a lower exercise price.

Foreign Participation.  To assure the viability of awards granted to participants employed or residing, under the Plan as amended and restated, in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain U.S. Federal Income Tax Consequences.  The following summarizes certain U.S. federal income tax consequences relating to the Plan under current tax law.

Tax Consequences of Stock Options.  The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights.  The grant of a stock appreciation right will create no income tax consequences to the Company or the recipient. Upon the exercise or maturity of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the stock appreciation right, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss

(long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Restricted Stock.  Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares.  The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described previously. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units.  The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards.  A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding.  In the event the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of Common Stock acquired under an award, the Company may deduct from any payments of any kind otherwise due the participant cash, or with the consent of the Committee, shares of Common Stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the Company may require such participant to pay to the Company or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If shares of Common Stock are deliverable on exercise or payment of an award, then the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have the Company withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

Additional Taxes Under Section 409A.  If an award under the Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment.  Notwithstanding any provision of the Plan, the Company does not guarantee that (i) any award intended to be exempt from Code Section 409A is so exempt, (ii) any award intended to comply with Code Section 409A or Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation.  Code Section 162(m) limits the deduction the Company can take for compensation it pays to its Chief Executive Officer and the three other highest paid officers other than the Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included when determining whether the $1 million limit has been met. The Plan is designed so that awards granted to the covered individuals may meet the Code Section 162(m) requirements for performance-based compensation.

New Plan Benefits.  The table below sets forth restricted stock awards that we have granted under the Plan as amended and restated to each of our named executive officers, to our executive officers as a group, to our non-employee directors as a group and to all of our employees as a group, in each case contingent on stockholder approval of the amendment and restatement of the Plan.

New Plan Benefits

Name and Position	Dollar Value ($)		Number of Shares
Manuel Marquez, Chairman and Chief Executive Officer	—		—
Mary Jane Raymond, Executive Vice President and Chief Financial Officer	—		—
Frank P. Lanuto, Senior Vice President, Controller and Chief Accounting Officer	—		—
Latham Williams, Senior Vice President, Legal Affairs and Administration, Corporate Secretary	—		—
Neil J. Funk, Vice President, Internal Audit	—		—
All executive officers as a group	—		—
All non-employee directors as a group	—		—
All employees, excluding executive officers, as a group	$1,296,675	(1)	282,500

(1)	Based on the closing price of a share of Common Stock on the grant date of March 1, 2012. The actual value of such shares will vary based on the price of a share of Common Stock.

Other than the awards in the table above, we cannot currently determine the awards that may be granted under the Plan in the future to the executive officers named in this Proxy Statement, other officers, non-employee directors or other persons. The Committee will make such determinations from time to time.

Equity Compensation Plan Information.  The following table provides information about the Company’s equity compensation plans as of December 31, 2011.

Plan category	Number of securities to be issued upon the exercise of outstanding options		Weighted-average exercise price of outstanding options(1)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders:
Long Term Incentive Plan	996,350		$13.85	—	(2)
2009 Incentive Stock and Awards Plan	—		—	426,425	(2)
Employee Stock Purchase Plan	—		—	116,329	(3)
Equity compensation plans not approved by security holders	400,000	(4)	$5.18	—	(5)
Total	1,396,350		$11.36	542,754

(1)	Consists of the weighted-average exercise price of outstanding stock options. As of December 31, 2011, the weighted-average remaining term of outstanding stock options was approximately 5.1 years. We do not pay dividends or dividend equivalents with respect to outstanding options to purchase our Common Stock.
(2)	Excludes 1,166,082 unvested shares of restricted common stock previously issued under the Hudson Highland Group, Inc. Long Term Incentive Plan and 2009 Incentive Stock and Awards Plan.
(3)	The Company suspended the Hudson Highland Group, Inc. Employee Stock Purchase Plan effective January 1, 2009.
(4)	Represents stock options granted to Mr. Marquez on May 13, 2011 pursuant to the terms of his employment agreement as an inducement to him to join our company as our Chairman and Chief Executive Officer.
(5)	Excludes 100,000 unvested restricted stock units granted to Mr. Marquez on May 13, 2011 pursuant to the terms of his employment agreement as an inducement to join our company as our Chairman and Chief Executive Officer.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for approval of the amendment and restatement of the Plan. Consequently, broker non-votes will have no impact on the approval of the amendment and restatement of the Plan, but abstentions will act as a vote against approval of the amendment and restatement of the Plan. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the above proposal. In the event that the amendment and restatement of the Plan is not approved by our stockholders at the Annual Meeting, the Plan as in effect prior to its amendment and restatement will remain in full force and effect.

Our Board of Directors recommends each stockholder vote “FOR” the amendment and restatement of the Hudson Highland Group, Inc. 2009 Incentive Stock and Awards Plan. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” such amendment and restatement.

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO “HUDSON GLOBAL, INC.” FROM “HUDSON HIGHLAND GROUP, INC.”

Corporate Name Change

We are asking our stockholders to vote for the amendment to change our corporate name to “Hudson Global, Inc.” from “Hudson Highland Group, Inc.” to more directly align it with our global business strategy and go-to-market brand “Hudson.” Currently, our common stock is quoted on the Nasdaq Stock Market under the symbol “HHGP.” If the proposed name change is approved by our stockholders, our stock will trade under the symbol “HSON” to further the alignment of our corporate name and market identity.

Vote Required

The affirmative vote of the holders of a majority of the shares outstanding on the record date is required for approval of the amendment to our Amended and Restated Certificate of Incorporation to change our corporate name to “Hudson Global, Inc.” from “Hudson Highland Group, Inc.” Both broker non-votes and abstentions will act as a vote against the amendment. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the amendment.

Our Board of Directors recommends that you vote “FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to change our corporate name to “Hudson Global, Inc.” from “Hudson Highland Group, Inc.”

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Committee’s function is more fully described in its written charter, which our Board of Directors has adopted and which the Committee reviews on an annual basis. Our Board of Directors annually reviews the independence of the Committee members under standards of independence for audit committee members established by the Nasdaq Global Select Market listing standards and Securities and Exchange Commission rules. Our Board of Directors has determined that each member of the Committee is independent under those standards.

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, KPMG LLP, was responsible for performing an independent audit of the consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2011. KPMG LLP was also responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

The Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2011 and management’s assessment of internal control over financial reporting as of December 31, 2011, with our management and has discussed with KPMG LLP the matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board, Communication With Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed with KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements and management’s report on its assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Hudson Highland Group, Inc.
AUDIT COMMITTEE
Richard J. Stolz, Chairman Robert B. Dubner John J. Haley David G. Offensend

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for the fiscal year ending December 31, 2012. Our Board of Directors is seeking stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2012. KPMG LLP has served as our independent registered public accounting firm since March 2008.

Representatives of KPMG LLP will be available to answer appropriate questions from stockholders at the annual meeting and will be free to make statements, if they desire to do so, during the meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 and fees billed for other services rendered by KPMG LLP during those periods.

	2011	2010
Audit fees(1)	$2,135,000	$2,128,100
Audit-related fees(2)	40,800	142,000
Tax fees(3)	0	62,500
All other fees(4)	0	0
Total fees	$2,175,800	$2,332,600

(1)	Audit fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for the audit and review of financial statements and services provided in connection with statutory and regulatory filings (domestic and international) and the audit of management’s assessment of internal control over financial reporting.
(2)	Audit-related fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for employee benefit plan audits, certain due diligence services and accounting consultation.
(3)	Tax fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning (domestic and international).
(4)	None.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of KPMG LLP, and all such services were approved by the Audit Committee.

The Audit Committee has established a policy regarding pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee will not approve any service that will impair the independence of the independent registered public accounting firm. The pre-approval policy requires each audit service and each non-audit service in excess of $50,000 performed by the independent registered public accounting firm to receive the specific prior approval of the entire Audit Committee. The Chairman of the Audit Committee has authority to approve any non-audit service equal to or less than $50,000, and any subsequent fee adjustments which, in the aggregate for each non-audit service, are equal to or less than $15,000. Only if the cost of any audit or non-audit service exceeds by the greater of ten percent or $5,000 the amount previously approved by the Audit Committee or Chairman must the Audit Committee or Chairman give prior approval for the additional cost. The Chairman reports any approvals pursuant to such authority to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s pre-approval responsibilities to management. The independent registered public accounting firm must provide the Audit Committee or the Chairman of the Audit Committee with a description of each specific audit or non-audit service to be rendered, and detailed documentation for any fee increase requests.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2012. Consequently, broker non-votes will have no effect on the ratification of the appointment, but abstentions will act as a vote against ratification of the appointment. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the ratification of the appointment. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for our fiscal year 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of our equity securities with the Securities and Exchange Commission. Based solely on a review of the copies of such forms furnished to us and on written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended December 31, 2011, all of our directors and executive officers timely complied with the Section 16(a) filing requirements, except that each of Ms. Raymond, Mr. Lanuto, Mr. Williams and Mr. Funk inadvertently did not timely file a Form 4 for restricted stock that vested upon the achievement of performance conditions during the fiscal year ended December 31, 2011, but such transactions were subsequently reported on a Form 4 for each executive officer filed in 2011.

OTHER MATTERS

Stockholder Proposals

Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for the 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received at our offices by the close of business on November 16, 2012. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2013 annual meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with the By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under our By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2013 annual meeting but do not intend to include in our proxy statement for such meeting) prior to January 30, 2013, then the notice will be considered untimely and we will not be required to present the proposal at the 2013 annual meeting. If our Board of Directors chooses to present the proposal at the 2013 annual meeting, then the persons named in proxies solicited by our Board of Directors for the 2013 annual meeting may exercise discretionary voting power with respect to such proposal.

Proxy Solicitation

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock. We have retained Georgeson Shareholder Communications to aid in the solicitation at an estimated cost of $10,000 plus reimbursable out-of-pocket expenses.

Stockholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the annual report to stockholders and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing Latham Williams, Corporate Secretary, Hudson Highland Group, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022 or calling (212) 351-7300.

By Order of the Board of Directors
HUDSON HIGHLAND GROUP, INC.

Latham Williams Corporate Secretary

New York, New York
March 16, 2012

Exhibit A

HUDSON HIGHLAND GROUP, INC.

2009 INCENTIVE STOCK AND AWARDS PLAN
As Amended and Restated

1.  Purposes, History and Effective Date.

(a)  Purpose.  The Hudson Highland Group, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated, has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)  History.  Prior to the effective date of this Plan, the Company had in effect the Prior Plan, which was originally effective March 12, 2003. Upon stockholder approval of this Plan on May 12, 2009, the Prior Plan terminated and no new awards have been granted under the Prior Plan after such date, although awards granted under the Prior Plan and still outstanding continue to be subject to all terms and conditions of the Prior Plan, subject to Section 15(c) of this Plan. The Board amended and restated this Plan effective February 24, 2012, contingent on subsequent stockholder approval of this Plan as amended and restated.

(c)  Effective Date.  This Plan became effective on, and Awards may be granted under this Plan on and after, the Effective Date. This Plan will terminate as provided in Section 15.

2.  Definitions.  Capitalized terms used in this Plan have the following meanings:

(a)  “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

(b)  “Amendment Approval Date” means the date on which the Company’s stockholders approve this Plan as amended and restated.

(c)  “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(d)  “Board” means the Board of Directors of the Company.

(e)  “Change in Control” means the occurrence of any one of the following events:

(i)  the consummation of a consolidation, merger, share exchange or reorganization involving the Company, unless such consolidation, merger, share exchange or reorganization is a “Non-Control Transaction” (as defined below);

(ii)  (A) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or (B) the consummation of the sale or disposition by the Company of all, or substantially all, of the assets of the Company (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all, or substantially all, of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

(iii)  any Person (other than (A) the Company, (B) any Subsidiary, (C) a trustee or other fiduciary holding securities under any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any Subsidiary or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock in the Company) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing more than 20% of the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv)  the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, as of the Effective Date, constitute the entire Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions. A “Non-Control Transaction” shall mean a consolidation, merger, share exchange or reorganization of the Company where (A) the stockholders of the Company immediately before such consolidation, merger, share exchange or reorganization beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger, share exchange or reorganization (the “Surviving Corporation”); (B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such consolidation, merger, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Corporation; and (C) no Person (other than (1) the Company, (2) any Subsidiary or (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing more than 20% of the then outstanding shares of the common stock of the Surviving Corporation or the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(f)  “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)  “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(h)  “Company” means Hudson Highland Group, Inc., a Delaware corporation, or any successor thereto.

(i)  “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(j)  “Effective Date” means May 12, 2009.

(k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l)  “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(m)  “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(n)  “Option” means the right to purchase Shares at a stated price for a specified period of time.

(o)  “Participant” means an individual selected by the Committee to receive an Award.

(p)  “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: revenues; gross margin; expenses; cost reductions; income, including net income, operating income, income from continuing operations or margins; earnings or earnings per share, including before taxes, income taxes, interest, other non-operating expense, special charges, and/or depreciation and amortization; cash flow; debt; ratio of debt to equity or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; return on stockholders equity, capital, assets or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; working capital or any of its components, including accounts receivable or accounts payable; assets; stock price; dividend payments; economic value added; market share; employee engagement; or a combination of any of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting principles, regulations or laws, (iii) changes in the value of individual balance sheet items in excess of $1,000,000 that impact the income statement, and (iv) mergers or acquisitions, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. Also, for Awards intended to be considered “performance-based compensation” under Code Section 162(m), the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; (iv) discontinued operations; (v) charges for reorganizing and restructuring; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss. In addition, in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan or adjust any evaluation of performance under a Performance Goal to the extent the Committee deems appropriate. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(q)  “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(r)  “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(s)  “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(t)  “Plan” means this Hudson Highland Group, Inc. 2009 Incentive Stock and Awards Plan, as may be amended from time to time.

(u)  “Prior Plan” means the Hudson Highland Group, Inc. Long Term Incentive Plan, as amended.

(v)  “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(w)  “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(x)  “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(y)  “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(z)  “Share” means a share of Stock.

(aa)  “Stock” means the Common Stock of the Company, $.001 par value.

(bb)  “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(cc)  “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.  Administration.

(a)  Committee Administration.  In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

(b)  Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)  Indemnification.  The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.  Eligibility.  The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant or other independent contractor who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5.  Types of Awards.  Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing contained in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.  Shares Reserved under this Plan.

(a)  Plan Reserve.  Subject to adjustment as provided in Section 17, as of the Amendment Approval Date, an aggregate of 2,500,000 Shares, plus the number of Shares issuable under Awards outstanding under this Plan as of the Amendment Approval Date, plus the number of Shares available for issuance under this Plan that have not been made subject to an outstanding Award as of the Amendment Approval Date, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan; provided that only 2,500,000 shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. For purposes of determining the aggregate number of Shares reserved for issuance under the Plan, any fractional Share shall be rounded to the next highest full Share.

(b)  Replenishment of Shares Under this Plan.  If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, (v) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations or (vi) Shares are tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but such Shares may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall Shares purchased by the Company using proceeds from Option exercises be recredited to the Plan’s reserve.

(c)  Addition of Shares from Predecessor Plans.  After the Amendment Approval Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the Prior Plan.

(d)  Participant Limitations.  Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i)  receiving Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares during any fiscal year of the Company;

(ii)  receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 250,000 Shares during any fiscal year of the Company;

(iii)  receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than 500,000 Shares in respect of any period of two consecutive fiscal years of the Company, or of more than 750,000 Shares in respect of any period of three consecutive fiscal years of the Company;

(iv)  receiving, with respect to an Annual Incentive Award in respect of any fiscal year of the Company, a cash payment of more than $3,000,000;

(v)  receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $6,000,000 in respect of any period of two consecutive fiscal years of the Company, or of more than $9,000,000 in respect of any period of three consecutive fiscal years of the Company; or

(vi)  receiving other Stock-based Awards pursuant to Section 12 relating to more than 250,000 Shares during any fiscal year of the Company

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.  Options.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. Except to the extent the Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.  Stock Appreciation Rights.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than 10 years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.  Performance and Stock Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares, or in a combination of cash and Shares.

10.  Annual Incentive Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee) or retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award.

11.  Long-Term Incentive Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee) or retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award.

12.  Other Stock-Based Awards.  Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

13.  Amendment of Minimum Vesting and Performance Periods.  Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Committee) or retirement (as defined by the Committee) or a Change in Control.

14.  Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that the Participant may not receive consideration for such a transfer of an Award.

15.  Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)  Term of Plan.  Unless the Board or the Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b)  Termination and Amendment.  The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)  the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)  stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)  stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

(c)  Amendment, Modification, Cancellation or Recoupment of Awards.

(i)  Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award granted to a Participant under the Prior Plan, or waive any restrictions or conditions applicable to any such Award, to include Award terms consistent with the permitted terms of Awards granted under this Plan.

(ii)  Any Awards granted pursuant to this Plan on or after February 24, 2012, and any Stock issued or cash paid pursuant to such an Award, shall be subject to any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid pursuant to such an Award.

(d)  Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)  Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or other securities (other than cash or other securities with a Fair Market Value equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

(f)  Foreign Participation.  To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

16.  Taxes.

(a)  Withholding.  In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)  No Guarantee of Tax Treatment.  Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.  Adjustment Provisions.

(a)  Adjustment of Shares.  If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any associated preferred stock purchase rights issued pursuant to that certain Rights Agreement, dated February 2, 2005, between the Company and The Bank of New York, as rights agent (as may be extended or otherwise amended from time to time), or similar stock purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards,

(C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, Options or SARs previously granted to Non-Employee Directors at the time of any event described in this Section 17(a) are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b)  Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

18.  Miscellaneous.

(a)  Other Terms and Conditions.  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)  one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)  the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)  except in connection with the grant of Awards of Options and SARs, for which Awards this subsection is not applicable, provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (but only after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to a nonqualified deferred compensation account for the Participant that complies with the applicable requirements of Code Section 409A, provides for the deferral of payment of such amounts to a specified employee or until a specified event described in Code Section 409A(a)(2), and may be settled in cash or Shares, as the Committee determines;

(iv)  restrictions on resale or other disposition of Shares; and

(v)  compliance with federal or state securities laws and stock exchange requirements.

(b)  Employment and Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)  a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)  a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)  with respect only to Awards granted prior to February 24, 2012, a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)  a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment with the Company or any of its Subsidiaries or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the income inclusion, interest and additional tax imposed by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)  No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)  Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)  Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f)  Governing Law.  This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles.

(g)  Limitations on Actions.  Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)  Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)  Severability.  If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

HUDSON HIGHLAND GROUP, INC.

INTERNET
http://www.proxyvoting.com/hhgp
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

17540 Fulfillment 17542

▼ FOLD AND DETACH HERE ▼

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL I AND "FOR" PROPOSALS 2, 3, 4 AND 5.

Please mark your votes as indicated in this example ☒

1. ELECTION OF DIRECTORS	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
Nominees: 01 John J. Haley 02 David G. Offensend	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.

	FOR	AGAINST	ABSTAIN
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Approval of an amendment and restatement of the Company's 2009 Incentive Stock and Awards Plan.	☐	☐	☐
4. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's corporate name to "Hudson Global, Inc." from "Hudson Highland Group, Inc."	☐	☐	☐
5. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date ____________

You can now access your Hudson Highland Group, Inc. account online.

Access your Hudson Highland Group, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Hudson Highland Group, Inc., now makes it easy and convenient to get current information on your stockholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on April 26, 2012. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: **http://www.proxyvoting.com/hhgp**

▼ FOLD AND DETACH HERE ▼

PROXY

HUDSON HIGHLAND GROUP, INC.

Annual Meeting of Stockholders – April 26, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Manuel Marquez, Mary Jane Raymond and Latham Williams, and each of them, with full power to act without the other, and each with the power of substitution, as proxies and attorneys-in-fact to vote, as provided on the other side, all of the shares of Hudson Highland Group, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Hudson Highland Group, Inc. to be held April 26, 2012 or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

17540

Fulfillment
17542